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                                                                   EXHIBIT 10.19

                              PUBLISHING AGREEMENT
                                       FOR
                          OFFICIAL LISTINGS/DIRECTORIES

         This Publishing Agreement (this "AGREEMENT") is entered into as of November 8 , 2002 (the "EFFECTIVE DATE") by and among Dex Holdings LLC ("BUYER"), SGN LLC, a Delaware limited liability company ("DEXTER PUBLISHER"), GPP LLC, a Delaware limited liability company ("RODNEY PUBLISHER") and Qwest Corporation, a Colorado corporation ("QC") (Buyer, Dexter Publisher and Rodney Publisher, together on the one hand, and QC on the other hand being a "PARTY" and together the "PARTIES"). Capitalized terms not otherwise defined herein will have the meanings assigned to such terms in Article 1.

                                    RECITALS

         A. Qwest Dex, Inc. ("DEX"), Qwest Communications International Inc. ("QCII"), Qwest Services Corporation ("QSC") and Buyer have entered into that certain Purchase Agreement dated as of August 19, 2002 (the "LLC PURCHASE AGREEMENT"), pursuant to which Dex has agreed, subject to the terms and conditions set forth therein, to (i) contribute certain of its assets and liabilities to Dexter Publisher, and (ii) sell all of the outstanding limited liability company interests of Dexter Publisher to Buyer following such contribution;

         B. In connection with the LLC Purchase Agreement, Dex, QCII, QSC and Buyer entered into that certain Purchase Agreement, dated of even date therewith (the "LLC II PURCHASE AGREEMENT"), pursuant to which Dex has agreed, subject to the terms and conditions set forth therein, to (i) contribute certain of its assets and liabilities to Rodney Publisher, and (ii) sell all of the outstanding limited liability company interests of Rodney Publisher to Buyer following such contribution;

         C. Sections 7.2(g) and 7.3(f) of the LLC Purchase Agreement provide that the obligations of Dex, QSC, QCII and Buyer to consummate the First Closing are subject, among other things, to the execution and delivery of this Agreement;

         D. QC has the right to offer and provide local telephone service in the Service Areas;

         E. QC is required to publish and deliver listings of certain residential and business Subscribers in each Service Area pursuant to (i) interconnection agreements with CLECs, LECs and Resellers, (ii) tariffs and
(iii) laws, rules, regulations and orders of certain Governmental Entities, in each case as the same may be in effect from time to time (the "PUBLISHING OBLIGATION"); and

         F. QC desires that Publisher fulfill and Publisher is willing to fulfill the Publishing Obligation on behalf of QC on the terms and conditions set forth herein.

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                                    AGREEMENT

         In consideration of the foregoing recitals and the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1      GENERAL RULES OF CONSTRUCTION. For all purposes of this
Agreement: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter include, as appropriate, the other pronoun forms; (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (v) "or" is not exclusive; (vi) "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively; (vii) any definition of or reference to any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (viii) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

         1.2 DEFINITIONS. The following definitions will apply within this Agreement.

         "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "ACTIVITY DEFAULT NOTICE" has the meaning set forth in Section 6.2(d).

         "ADDITIONAL LEGAL REQUIREMENT" has the meaning set forth in Section 3.1(d).

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of the power to direct the management and policies of the referenced Person through ownership of 50% or more of the voting power or economic interests in the referenced Person.

         "AGREEMENT" has the meaning set forth in the Introduction.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as amended from time to time, and any successor statute.

         "BORDER COMMUNITY" has the meaning set forth in Section 3.11.

         "BREACH RESOLUTION PROCESS" has the meaning set forth in Section
6.1(a).

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         "BUYER" has the meaning set forth in the Introduction.

         "CHANGE OF CONTROL" means: (i) an acquisition by any Person or group of Persons of the voting stock of the referenced Person in a transaction or series of transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership of more than 50% of the combined voting power of the referenced Person's then outstanding voting stock, including any such acquisition by way of a merger, consolidation or reorganization (including under the Bankruptcy Code), or series of such related transactions, involving the referenced Person; or (ii) a sale, assignment or other transfer of all or substantially all of the referenced Person's assets; or (iii) a confirmation of any plan of reorganization or liquidation under, or sale of assets pursuant to, the Bankruptcy Code, any out-of-court recapitalization or reorganization transaction or exchange offer, in any case in which more than fifty-one percent (51%) of such Person's outstanding equity securities are issued in exchange for all or a significant portion of such Person's outstanding debt or other securities, or a deed in lieu of foreclosure or any other remedy or right at law or contract by which substantially all of such Person's equity securities or assets are surrendered, assigned or otherwise transferred to another Person.

         "CLAIMS" means any and all claims, causes of action, demands, complaints, disputes, liabilities, obligations, losses, damages, deficiencies, penalties, settlements, judgments, actions, proceedings and suits of whatever kind and nature.

         "CLEC" means a competitive local exchange carrier.

         "CLOSING PURCHASE PRICE" has the meaning set forth in each of the LLC Purchase Agreement and the LLC II Purchase Agreement, respectively.

         "COMMERCIAL AGREEMENTS" has the meaning set forth in the LLC Purchase Agreement.

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement between Welsh, Carson, Anderson & Stowe IX, L.P. and QSC, dated as of April 22, 2002.

         "COURTESY CLASSIFIED LISTING" means one appearance of a business Subscriber's name, address and business telephone number in the Yellow Pages for such Subscriber's Scoped Area.

         "CPI-U" has the meaning set forth in Section 3.12(b).

         "DEFAULT NOTICE" has the meaning set forth in Section 6.1(a).

         "DEX" has the meaning set forth in the Recitals.

         "DEXTER PUBLISHER" has the meaning set forth in the Introduction.

         "DEXTER REGION" means the territory comprised of the seven states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota and the metropolitan statistical area of El Paso, Texas.

         "DIRECTORY DEFAULT NOTICE" has the meaning set forth in Section 6.2(b).

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         "DIRECTORY PRODUCT" means a telephone directory product or service consisting principally of searchable (e.g., by alphabet letter or category of products or services) multiple telephone listings and classified advertisements that is delivered or otherwise made available to end users in tangible media (e.g., paper directories, CD-ROM), electronic media (e.g., Internet) or digital media (e.g., PDA download).

         "EFFECTIVE DATE" has the meaning set forth in the Introduction.

         "EXCESS PREMIUM LISTINGS" has the meaning set forth in Section 3.2(b).

         "FIRST CLOSING" means the Closing as defined in and pursuant to the LLC Purchase Agreement; "FIRST CLOSING DATE" means the date of the First Closing.

         "FOREIGN LISTING" means any listing of a Subscriber in a White Pages that is Published for an area outside of the geographic scope of the White Pages in which such Subscriber's Primary Listing appears or would appear.

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

         "ILEC" has the meaning set forth in Section 3.10(a).

         "INDEMNIFIED PARTY" has the meaning set forth in Section 5.5.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 5.5.

         "LEC" means a local exchange carrier.

         "LEGAL REQUIREMENTS" has the meaning set forth in Section 3.1(b).

         "LIST LICENSE AGREEMENTS" means that certain License Agreement for the Use of Directory Publisher Lists and Directory Delivery Lists of even date herewith between QC and Dexter Publisher and that certain License Agreement for the Use of Directory Publisher Lists and Directory Delivery Lists dated as of the Second Closing Date between QC and Rodney Publisher, as the each may be amended, modified or supplemented from time to time.

         "LLC PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

         "LLC II PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

         "LOSS" means any cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement, including interest or other carrying costs, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the referenced Person; provided, however, that the term "Loss" will not be deemed to include any special, exemplary or punitive damages except to the extent such damages are incurred as a result of third party claims and are therefore a Party's direct damages.

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         "MATERIAL DEFAULT" means, with respect to either Party, a breach of any material term, condition, covenant or obligation of this Agreement, for any reason other than those described in Article 8, that is so material and continuing that it has the effect of abrogating such Party's performance and the other Party's enjoyment of the benefits under this Agreement taken as a whole, including an uncured breach of Section 9.6 with respect to assignment of this Agreement as a whole.

         "MATERIAL REGULATORY CHANGE" means a new or altered (i.e., imposed after the Effective Date) Legal Requirement imposed on QC by a Governmental Entity, in its capacity as the regulator of the LEC, that directly and materially increases Publisher's cost of fulfilling the Publishing Obligation in all or a portion of the Publisher Region and increases Publisher's net cost of fulfilling the Publishing Obligation in the Publisher Region taken as a whole.

         "NET REGULATORY COST INCREASE" means (i) a Regulatory Cost Increase, less (ii) any actual and incremental decrease in Publisher's costs to fulfill the Publishing Obligation directly resulting from any new or altered Legal Requirement imposed on QC by a Governmental Entity, in its capacity as the regulator of the LEC, with respect to the entire Publisher Region from the Effective Date.

         "NEW CUSTOMER" means a Subscriber to local phone service who does not currently have any local exchange service and specifically excludes customers who are changing their service from one LEC to another.

         "NON-COMPETITION AGREEMENT" means that certain Non-Competition and Non-Solicitation Agreement of even date herewith by and among Publisher, Buyer, QC, QCII and Dex, as the same may be amended, modified or supplemented from time to time.

         "NOTICE OF CLAIM" has the meaning set forth in Section 5.5.

         "OPEN ACCESS TERMINATION" has the meaning set forth in Section 3.12(a).

         "OTHER DEFAULT" means a breach or violation of or default under this Agreement that is not a Material Default, Service Area Default, Primary Directory Default or Restricted Activity Default.

         "OTHER DEFAULT NOTICE" has the meaning set forth in Section 7.1.

         "PERSON" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

         "PREMIUM LISTINGS" means all Subscriber List Information other than Primary Listings, such as Foreign Listings, additional listings, informational listings and referral listings.

         "PREMIUM LISTINGS DISPUTE NOTICE" has the meaning set forth in Section 3.2(c).

         "PREMIUM LISTINGS REIMBURSEMENT STATEMENT" has the meaning set forth in
Section 3.2(c).

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         "PRIMARY DIRECTORIES" means White Pages and/or Yellow Pages directories with respect to a particular Service Area that QC is required to publish and deliver in accordance with the Publishing Obligation.

         "PRIMARY DIRECTORY DEFAULT" has the meaning set forth in Section
6.2(b).

         "PRIMARY LISTING" means one appearance of a Subscriber's name, address and telephone number in the White Pages covering the Service Area where such customer has local exchange telephone service.

         "PROFESSIONAL SERVICES AGREEMENT" means that certain Professional Services Agreement of even date herewith between Dex and Publisher, as the same may be amended, modified or supplemented from time to time.

         "PUBLISH" means all activities required to discharge the Publishing Obligation, or otherwise used to produce Primary Directories, and will include the following:

                  (a) obtaining and including for directory publication Subscriber List Information, Subscriber Delivery Information, telephone service provider information, and community information;

                  (b)      selling, pricing and advertising;

                  (c)      promoting usage, marketing, and branding;

                  (d) developing, designing, composing, arranging, compiling, advertising, contenting, formatting and styling;

                  (e)      exercising editorial control;

                  (f) scoping, sizing, producing, printing and manufacturing;

                  (g)      delivering and distributing; and

                  (h) managing other miscellaneous matters related to the Primary Directories.

         "PUBLISHER" means (i) from and after the First Closing Date and until the Second Closing Date (if such date occurs), Dexter Publisher only, and (ii) from and after the Second Closing Date (if such date occurs), Dexter Publisher together with Rodney Publisher.

         "PUBLISHER DEFAULT TERMINATION" has the meaning set forth in Section 6.5(a).

         "PUBLISHER LIQUIDATED DAMAGES" has the meaning set forth in Section 6.4(a).

         "PUBLISHER REGION" means (i) from and after the First Closing Date, the Dexter Region, and (ii) from and after the Second Closing Date, if such date occurs, the territory comprising the Qwest Region.

         "PUBLISHING OBLIGATION" has the meaning set forth in the Recitals.

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         "PUBLISHING ORDER" has the meaning set forth in Section 3.14.

         "QC" has the meaning set forth in the Introduction.

         "QCII" has the meaning set forth in the Recitals.

         "QC DEFAULT TERMINATION" has the meaning set forth in Section 6.4(a).

         "QC LIQUIDATED DAMAGES" has the meaning set forth in Section 6.5(a).

         "QC REIMBURSEMENT SHARE" means (i) 50% of the Net Regulatory Cost Increase less (ii) the aggregate amount of any previous QC Reimbursement Shares.

         "QSC" has the meaning set forth in the Recitals.

         "QWEST REGION" means the territory comprised of the fourteen states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming, and the metropolitan statistical area of El Paso, Texas.

         "REGIONAL ADVERTISER" means an advertiser offering products and/or services to customers located in the Publisher Region (e.g., local restaurants, locksmiths, drycleaners and florists). Regional Advertisers do not include (i) advertisers offering products and/or services to customers outside the Publisher Region in any material respect (e.g., a destination resort located in the Publisher Region) or (ii) advertisers offering products and/or services to customers widely dispersed geographically (e.g., advertisers of the type currently classified as "national accounts" by Dex, such as Hertz, FTD, etc.) ("NATIONAL ADVERTISERS").

         "REGULATORY CHANGE DISPUTE NOTICE" has the meaning set forth in Section 3.13(d).

         "REGULATORY CHANGE NOTICE" has the meaning set forth in Section
3.13(a).

         "REGULATORY CHANGE REIMBURSEMENT STATEMENT" has the meaning set forth in Section 3.13(b).

         "REGULATORY COST INCREASE" means, with respect to any period during the Regulatory Reimbursement Period, the actual and incremental increase in Publisher's costs to fulfill the Publishing Obligation directly resulting from a Material Regulatory Change as measured with respect to the entire Publisher Region from the Effective Date.

         "REGULATORY REIMBURSEMENT PERIOD" means the period commencing on the Effective Date and ending on the seventh (7th) anniversary of the Effective Date.

         "RESELLER" means a reseller of local exchange telephone service.

         "RESTRICTED ACTIVITY DEFAULT" has the meaning set forth in Section 6.2(d).

         "RODNEY PUBLISHER" has the meaning set forth in the Introduction.

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         "RODNEY REGION" means the territory comprised of the seven states of
Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming.

         "SCOPED AREA" means the geographic area(s) associated with the Primary Listings included in and serviced by a particular White Pages as may be established and modified, subject to Section 3.1(b), by Publisher from time to time.

         "SECOND CLOSING" means the Closing as defined in and pursuant to the LLC II Purchase Agreement; "SECOND CLOSING DATE" means the date of the Second Closing.

         "SECONDARY DIRECTORIES" means Directory Products (other than Primary Directories) consisting principally of listings of Subscribers having local exchange telephone service in the Service Areas, which Directory Products are targeted primarily at specified Service Areas and designated communities within such Service Areas.

         "SERVICE AREA(S)" means those geographic areas in which QC provides local telephone service listed on Exhibit A, including any such areas added to Exhibit A pursuant to Section 3.10 or Section 3.11 (subject to the limitations therein).

         "SERVICE AREA DEFAULT" has the meaning set forth in Section 6.1(c).

         "SERVICE AREA DEFAULT LIQUIDATED DAMAGES" has the meaning set forth in
Section 6.4(b).

         "SERVICE AREA DEFAULT NOTICE" has the meaning set forth in Section 6.1
(c).

         "SERVICE AREA DEFAULT TERMINATION" has the meaning set forth in Section 6.4(b).

         "SPECIFIED RESTRICTED ACTIVITY" has the meaning set forth in Section 6.2(d).

         "SUBSCRIBER" means any person or business that orders and/or receives local exchange telephone service from a provider of such services.

         "SUBSCRIBER DELIVERY INFORMATION" means a list of the names and delivery addresses of the Subscribers of QC and certain other CLECs, LECs and Resellers as supplied to Publisher by QC, including any Subscribers that have elected not to be published in a Directory Product, and such other information, such as non-confidential telephone numbers, that Publisher and QC may agree from time to time is required or useful for the complete and accurate delivery of Primary Directories.

         "SUBSCRIBER LIST INFORMATION" means a list of the names, addresses and telephone numbers of the Subscribers of QC and certain other CLECs, LECs and Resellers as supplied to Publisher by QC and such other information about such Subscribers as Publisher and QC may agree from time to time is required or useful for Publisher to Publish complete and accurate Primary Directories.

         "TELECOMMUNICATION SERVICES" has the meaning set forth in Section
6.2(d).

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         "TERMINABLE REGULATORY CHANGE" means a Material Regulatory Change that
(i) results in a Net Regulatory Cost Increase that represents an amount greater than twenty-five percent (25%) of Publisher's direct costs to fulfill the Publishing Obligation as compared to Publisher's direct costs to fulfill the Publishing Obligation immediately preceding such change and (ii) is not generally applicable, or reasonably expected to be generally applicable (i.e., is or expected to become the prevailing norm), to the manner in which ILECs are required to fulfill their respective directory publishing obligations.

         "TRANSITION COSTS" has the meaning set forth in Section 6.3(a).

         "WHITE PAGES" means the information Published by Publisher with respect to a Service Area comprised of or containing the alphabetical listings of Subscribers having local exchange telephone service for such Service Area.

         "YELLOW PAGES" means the information Published by Publisher with respect to a Service Area comprised of or containing classified advertising, including Courtesy Classified Listings.

                                    ARTICLE 2
                                TERM OF AGREEMENT

         Subject to the provisions of Article 6, this Agreement will remain in effect until the fiftieth (50th) anniversary of the Effective Date. Thereafter, this Agreement will automatically renew for additional one year terms unless either Party provides written termination notice to the other Party at least twelve (12) months prior to the end of the then applicable term.

                                    ARTICLE 3
                       RIGHTS AND OBLIGATIONS OF PUBLISHER

         3.1      Publication.

                  (a) Publisher will, at no charge to QC or its Subscribers, subject to Section 3.13: (1) Publish Primary Directories covering, in the aggregate, the Service Areas in the Publisher Region (including those Service Areas discussed in Section 3.11); (2) Publish Primary Listings in the White Pages; (3) Publish a Courtesy Classified Listing in the applicable Yellow Pages for each of QC's business Subscribers (unless such Subscriber has indicated to Publisher or QC that it does not want such Courtesy Classified Listing to be Published); (4) as appropriate, co-mingle in such Primary Directories on a non-discriminatory basis QC's Subscriber List Information with Subscriber List Information received from other CLECs, LECs or Resellers; and
(5) comply with any and all Subscriber-requested restrictions that are designated in the Subscriber List Information and are consistent with Publisher's policies.

                  (b) Publisher acknowledges that the Publishing Obligation is required by and subject to certain (1) tariffs, (2) laws, rules, regulations and orders of certain Governmental Entities and (3) interconnection agreements with CLECs, LECs and Resellers (collectively, "LEGAL REQUIREMENTS"). In discharging its obligations under this Agreement, Publisher, subject to Article 8, (i) will not take any action that will cause QC or Publisher to be in violation of any Legal Requirement, whether in effect now or in the future, and
(ii) will treat all Subscribers and Subscriber List Information (regardless of the carrier of such Subscribers) in a non-

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discriminatory manner. Without limiting the foregoing, the Parties acknowledge that QC's Directory Products in the metropolitan statistical area of El Paso are Secondary Directories and, therefore, not subject to Legal Requirements.

                  (c) Without limiting the provisions of Section 3.1(b), Publisher will ensure that (1) the appearance (including font and size) and integration of all Subscriber List Information occurs in a non-discriminatory manner, (2) non-QC Subscriber List Information is included in the Primary Directories using the same methods and procedures, and under the same terms and conditions, as those with respect to QC Subscriber List Information, and (3) non-QC Subscriber List Information is provided with the same accuracy and reliability as QC Subscriber List Information.

                  (d) QC will not propose, solicit or otherwise encourage any change in any Legal Requirement or any new or additional Legal Requirement, in any such case by any Governmental Entity, in the Publisher Region that would reasonably be expected to increase materially the cost of fulfilling the Publishing Obligation (an "ADDITIONAL LEGAL REQUIREMENT"). If any applicable Governmental Entity proposes any Additional Legal Requirement in the Publisher Region, QC will, in good faith and using commercially reasonable efforts, object to and attempt to prevent the implementation of any such proposal and will involve and solicit advice from Publisher regarding how to respond to any such proposal. To the extent permitted by applicable law, QC will promptly update Publisher regarding any Additional Legal Requirement and will provide Publisher with prompt notice of any Governmental Entity's determination that there is a problem with the manner in which Publisher is fulfilling the Publishing Obligation.

                  (e) QC will not (i) modify or amend its tariffs (except as required pursuant to laws, rules regulations or orders of Governmental Entities), or (ii) change in any material respect the nature or scope of the directory publishing obligations under interconnection agreements with CLECs LECs and Resellers, in either case in the Publisher Region that would reasonably be expected to increase materially the cost of fulfilling the Publishing Obligation.

                  (f) For purposes of clarification, the Parties acknowledge that (i) where Publisher is QC's official publisher of a Secondary Directory or otherwise uses the marks, names or logos of QC or one of its Affiliates with respect to a Secondary Directory, Publisher will be subject to the terms of Exhibit C and (ii) except as described in clause (i), this Agreement does not restrict Publisher's ability to publish, market, sell or distribute Secondary Directories.

         3.2      Premium Listings.

                  (a) Publisher will, at no additional charge to QC or its Subscribers (except as provided below), subject to Section 3.13, Publish the types of Premium Listings listed on Exhibit B, which are the Premium Listings being offered by QC to QC Subscribers in the Service Areas as of the Effective Date. Publisher's obligation to provide such Premium Listings at no charge will be conditioned upon QC offering such Premium Listings to its Subscribers in a manner that is consistent with its past practices as in effect on the Effective Date.

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                  (b)      If (i) there is a material incremental increase in
Publisher's costs to fulfill the Publishing Obligation directly resulting from an increase in the number of Persons for whom Publisher is obligated to provide Premium Listings at no charge pursuant to clause (a) above, and (ii) such increase is in excess of the growth of basic listings in the applicable Primary Directory (i.e., is unrelated to population growth in the relevant geographic area) ("EXCESS PREMIUM LISTINGS"), then QC will reimburse Publisher for its direct costs of Publishing the Excess Premium Listings plus ten percent (10%).

                  (c) Within sixty (60) days after each anniversary of the Effective Date, Publisher may provide QC with a written statement seeking reimbursement with respect to Excess Premium Listings (a "PREMIUM LISTINGS REIMBURSEMENT STATEMENT"). Each Premium Listings Reimbursement Statement will specify in reasonable detail the Excess Premium Listings in the prior twelve
(12) month period and Publisher's direct costs relating thereto (including itemization). Within sixty (60) days of QC's receipt of an Excess Premium Listings Reimbursement Statement, QC may either (i) pay the reimbursement amount identified therein, or (ii) provide Publisher with written notice stating its dispute with Publisher's assertion that Excess Premium Listings exist and/or Publisher's statement of its direct costs with respect thereto and setting forth in reasonable detail the basis therefore (a "PREMIUM LISTINGS DISPUTE NOTICE"). During such sixty (60) day period, Publisher will provide QC with any additional information it reasonably requests to assess such Premium Listings Reimbursement Statement, including access to Publisher's auditors and their work papers.

                  (d) The Parties will attempt in good faith to resolve any such dispute set forth in a Premium Listings Dispute Notice by referring the dispute to a senior executive officer of each of QC and Publisher for ten (10) business days of the submission of the dispute to them. If such officers cannot resolve such dispute within such period, then the Parties will submit the dispute to arbitration pursuant to Section 9.7.

                  (e) All other types of Premium Listings offered to QC Subscribers will be Published by Publisher in accordance with then prevailing policies and pricing, as both may be reasonably established by Publisher from time-to-time.

         3.3 FOREIGN LANGUAGE DIRECTORIES. Publisher will include QC Subscriber List Information and permit QC Subscribers to advertise in any foreign language directories that Publisher may publish within the Service Areas in accordance with then prevailing policies and pricing, as both may be reasonably established by Publisher from time-to-time.

         3.4 PHONE SERVICE PAGES. Publisher will include phone service pages in the Primary Directories that provide information needed for users to establish, maintain and use local phone service. The content within such phone service pages will not be promotional or advertising. Publisher will have, subject to the terms of this Agreement (including Section 3.1(b)), the right to exercise final editorial control, which will be exercised in a commercially reasonable manner, over the Published version of the content, design, format and location of the phone service pages. The phone service pages in any White Pages will consist of two types:

                  (a) Generic Phone Service Pages. At no charge to QC, subject to Section 3.13, Publisher will Publish: (1) any information required by any Legal Requirement, such as

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how to (a) request service, (b) contact repair service, (c) dial directory assistance, (d) reach an account representative, (e) request buried cable locate service, and (f) contact the special needs center for customers with disabilities; (2) information about QC's emergency numbers, consumer tips and local calling area in the phone service pages of the White Pages Published for the Service Areas; (3) non-company specific information, including long distance calling, state and international area codes, and a time zone map of the United States; and (4) an instructional notice directing all Subscribers to contact their local service provider to request any modifications to their existing listing, or to request a new listing. QC will prepare and provide Publisher with this information, with the exception of information about other CLECs or LECs, which must be provided directly to Publisher by the CLEC or LEC. Publisher and QC will cooperate to integrate the content into the appropriate format and design and to ensure compliance with applicable regulations.

                  (b) Premium Phone Service Pages. QC, and all other CLECs and LECs included within the Scoped Area of a given directory, may elect to purchase premium phone service pages for the purpose of providing specific product and service information that is factual, instructional and/or directional in nature in accordance with the then prevailing policies and pricing, as both may be reasonably established by Publisher from time to time; provided, however, that the prices charged by Publisher to QC for such premium phone service pages will be equal to or less than the lowest prices for comparable premium phone service pages then being charged by Publisher to any Person with respect to the applicable White Pages.

                  (c) Ordering of Phone Service Pages. The generic phone service pages will appear before the premium phone service pages in each White Pages. Each of the generic phone service pages and the premium phone service pages will be arranged in alphabetical order, except that any LEC having an official publishing agreement with Publisher and sixty percent (60%) or more of the total number of Primary Listings for Subscribers in the relevant White Pages will automatically be placed in first position in the generic phone service pages and the premium phone service pages and the remainder of the LECs will appear in alphabetical order thereafter.

         3.5 EDITORIAL DISCRETION. Subject to Exhibit C and any Legal Requirements, Publisher will have the sole and exclusive right, acting in a commercially reasonable manner, to determine the scope, design, format, content, organization, style, size, and appearance of the Primary Directories, and all other aspects of Publishing the Primary Directories.

         3.6 POLICIES. Subject to Section 3.1(b), Publisher may establish, discontinue, and modify its policies from time to time with regard to any and all aspects of Publishing; provided, however, that Publisher will give QC thirty
(30) days prior written notification of any changes in Publisher's policies or products that are reasonably likely to impact materially QC's obligations under this Agreement (other than changes arising from Additional Legal Requirements); and provided further that Publisher may not alter the terms of this Agreement in any material manner by modification of its policies. Publisher's policies will be commercially reasonable. Publisher may not make any commitments on behalf of QC other than those as contemplated by the terms of this Agreement without the prior consent of QC or take any action that would materially impair or affect QC's ability to discharge its Publishing Obligation. If a change in policy by Publisher results in a material increase in QC's costs in meeting its obligations under this

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Agreement, the Parties agree to negotiate in good faith to establish an appropriate amount to compensate QC for such increased costs; provided, however, that no such policy change will become effective until the Parties have agreed in writing as to the amount of such compensation.

         3.7 LENGTH OF ISSUE. Upon sixty (60) days prior written notice to QC (and subject to Section 3.1(b)), Publisher may alter the life of a Primary Directory. If any such voluntary change in a directory issue date requires or is subject to approval by a Governmental Entity, Publisher will bear any and all costs and expenses, including attorney fees, related to obtaining such approval, and QC will have no liability for any such costs and expenses. Notwithstanding the foregoing, neither Publisher (on the one hand) nor QC or Dex (on the other hand) will alter the life or publishing schedule of any Primary Directory during the period that Publisher is providing production services to Dex pursuant to the Professional Services Agreement, except as provided pursuant to Section 10.2 of the Professional Services Agreement.

         3.8      Delivery and Distribution.

                  (a) Initial Delivery. Publisher will timely deliver in accordance with the related Subscriber Delivery Information (i) at least one (1) White Pages and at least one (1) Yellow Pages or (ii) at least one (1) combined White Pages and Yellow Pages to all Subscribers within the Scoped Area covered by the related Primary Directory(s) at no charge to QC or its Subscribers. Subject to Section 3.1(b), Publisher may select the type or medium of delivery of such Primary Directories.

                  (b) Replacements and New Customers. Subject to available inventory (which Publisher will maintain at reasonable levels consistent with Dex's past practices), subsequent to the initial distribution of Primary Directories, Publisher will timely deliver: (i) replacement Primary Directories to Subscribers within the Scoped Area of such Primary Directory upon any reasonable request from a Subscriber; and (ii) Primary Directories to New Customers within the Scoped Area for such Primary Directory, provided QC delivers timely New Customer information for the Service Areas in the Publisher Region (including those Service Areas discussed in Section 3.11) to Publisher in a mutually agreed to format. Publisher will make the foregoing deliveries at no charge to QC or its Subscribers.

                  (c) Distribution Coverage and Policies. Publisher will provide to QC, at no charge: (i) one copy of Publisher's distribution policies for the Service Areas describing which Primary Directories Subscribers will receive and other matters relevant to the distribution of Primary Directories in the Service Areas in the Publisher Region (including those Service Areas discussed in Section 3.11); and (ii) one copy of the Primary Directory coverage information, including those geographic areas included in and served by the Primary Directories and government pages, for each of the Service Areas in the Publisher Region (including those Service Areas discussed in Section 3.11). QC may make and retain copies of the information and documents provided pursuant to
(i) and (ii) above as necessary to perform its obligations hereunder.

                  (d) Free Calling Area. In the event a QC local or extended calling area extends beyond the scope of a given White Pages, Publisher's delivery obligation will include

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only such additional White Pages as may be requested by a Subscriber in such free calling area and required to be provided to such Subscriber by regulatory order or rule.

                  (e) Secondary Directories. To the extent that Publisher is authorized as the official publisher of a Secondary Directory pursuant to Exhibit C within a Service Area, the obligations of Publisher with respect to delivery and distribution of Primary Directories set forth in this Section 3.8 will, upon request by Subscribers, apply to such Secondary Directories.

         3.9 RIGHTS IN THE DIRECTORY PRODUCTS. The copyrights and other intellectual property rights in each Directory Product covered by this Agreement, and any and all illustrations, artwork, photographs, video, audio, text, maps and other advertising and information content created or procured for such Directory Product or for other Publisher products and services that are not submitted by or for QC or created at the request of QC, will be the sole and exclusive property of Publisher. Without limiting rights under applicable law, QC agrees not to copy the Directory Products or any other Publisher products and services, or any portion thereof, provided, however, that QC may make a reasonable number of copies of limited portions of the Primary Directories for use in performing its obligations under this Agreement and ensuring that its Subscribers are being listed in and receiving copies of the Primary Directories as provided herein.

         3.10     Changes in Service Areas.

                  (a) QC may update Exhibit A on a regular basis by written notice to Publisher, and the rights and obligations of this Agreement will extend to any new, altered or changed local telephone service areas of QC within the Publisher Region, including any such service areas that extend outside the Publisher Region by reason of being located on or near the border of the Publisher Region. Publisher will have fifteen (15) months following written notice from QC regarding the addition of any service area to include QC's listings from such service area in a Primary Directory without being in violation of Section 3.1(a). Notwithstanding the foregoing, the rights and obligations of this Agreement will not, without an amendment to this Agreement, extend to any geographic area (i) that QC expands into as a CLEC or (ii) in which QC becomes the incumbent local exchange carrier (the "ILEC") as a result of an acquisition of the stock or assets of, or via a merger or other business combination transaction with, the Person previously providing local phone service in that geographic area as the ILEC.

                  (b) If QC intends to cease providing local telephone service in a geographic area within any Service Area, QC will advise Publisher as soon as practicable (and, in any event, no later than the date on which this information may be made public). Upon QC ceasing to provide local telephone service in a geographic area, Publisher will no longer have any obligation under this Agreement to Publish Primary Directories for that geographic area; provided, however, that Publisher will Publish any Primary Directories scheduled to be issued within one year of QC ceasing such service if required by any Legal Requirement.

                  (c) Notwithstanding Section 3.10(b), if QC exits Service Area(s) in the Publisher Region as a result of (i) a sale, assignment or other transfer of access lines, (ii) a merger or other business combination transaction with a Person in respect of access lines, or (iii) any other agreement with any third party pursuant to which such Person will provide local

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telephone service in lieu of QC in such Service Area(s), and, in any of the foregoing cases, such event does not constitute a Change of Control: (A) QC will require the acquiring Person to agree in writing (whether as part of the acquisition agreement with QC that provides for Publisher to be a third party beneficiary or in a separate agreement) to assume this Agreement and the Non-Competition Agreement to the extent of the relevant Service Area(s) (i.e., that all references to the Publisher Region will mean the relevant Service Area(s)) on substantially similar terms as are then in effect under the applicable Commercial Agreements (except that Publisher will be required to comply with such Person's reasonable branding requirements as in effect from time to time with respect to such Person's trademarks and other relevant intellectual property); and (B) Publisher will not be released from its obligations under this Agreement, including the obligation to Publish Primary Directories for the relevant Service Area(s).

         3.11 BORDER SERVICE AREAS. As reflected in Exhibit A, certain Service Areas include communities located in the Rodney Region by reason of such communities being located on or near the border between the Rodney Region and the Publisher Region. Similarly, certain communities in the Publisher Region are not presently within a Service Area covered by this Agreement because they are located on or near the border between the Rodney Region and the Publisher Region part of a service area (in which Dex is QC's official directory publisher) that extends into the Publisher Region from within the Rodney Region (in either case, a "BORDER COMMUNITY"). If the LLC II Purchase Agreement terminates such that the Second Closing does not occur, at any time following the third (3rd) anniversary of the Effective Date and no later than the fifth (5th) anniversary of the Effective Date, either Party may terminate this Agreement with respect to any Border Community located in the Rodney Region by providing the other Party with not less than fifteen (15) months written notice, in which case the Parties will cooperate in good faith to transition the Publishing Obligation to such Person or Persons that QC desires and to ensure that the Publishing Obligation is discharged until such transition is complete, with the Party that requested such termination bearing all costs and expenses related to such transitioning of the Publishing Obligation. If the LLC II Purchase Agreement terminates such that the Second Closing does not occur, at any time following the third (3rd) anniversary of the Effective Date and no later than the fifth (5th) anniversary of the Effective Date, either Party may extend this Agreement to any Border Community located in the Publisher Region by providing the other Party with not less than fifteen (15) months written notice, in which case the Parties will cooperate in good faith to transition the Publishing Obligation to Publisher, with the Party that requested such expansion bearing all costs and expenses related to such transitioning of the Publishing Obligation. If no such notice is given, the Border Communities will continue to be included in (or excluded from, as applicable) the relevant Services Areas for all purposes under this Agreement.

         3.12     OPEN ACCESS TERMINATION.

                  (a) If federal law no longer requires QC to provide Subscriber List Information and Subscriber Delivery Information under nondiscriminatory and reasonable rates, terms and conditions to any Person requesting such information for the purpose of publishing directories ("OPEN ACCESS TERMINATION"), QC will continue to license such information to Publisher for the term of this Agreement on terms and conditions at least as favorable as those then being offered by QC to any Person materially doing business in the Publisher Region.

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                  (b)      If Open Access Termination occurs, QC will charge
Publisher for Subscriber List Information and Subscriber Delivery Information as follows:

                           (i)      If Open Access termination occurs prior to
the end of the Regulatory Reimbursement Period, until the end of such period QC will charge Publisher for Subscriber List Information and Subscriber Delivery Information the prices in effect under the List License Agreements at the time of Open Access Termination, provided that QC may, from time to time during the Regulatory Reimbursement Period, increase the prices by a percentage reflecting any percentage increase in the Consumer Price Index for all Urban Consumers published by the U.S. Bureau of Labor Statistics ("CPI-U"), comparing the CPI-U for the month in which the prices were last set to the CPI-U for the month immediately prior to the month in which QC elects to increase the prices.

                           (ii)     After the Regulatory Reimbursement Period,
regardless of whether Open Access Termination occurred before or after the end of the Regulatory Reimbursement Period, QC will charge Publisher for Subscriber List Information and Subscriber Delivery Information under the List License Agreements at prices equal to or less than the lowest price then being charged by QC for such information to any Person doing business in the Publisher Region; provided, however, that if QC is not licensing Subscriber List Information and Subscriber Delivery Information to at least two (2) other bona fide purchasers of such information (other than Affiliates of QC) in the Publisher Region, the prices that QC charges Publisher for such information will be equal to the average price that other ILECs of comparable size charge for such information.

         3.13     REGULATORY CHANGE.

                  (a) During the Regulatory Reimbursement Period, each Party will provide the other Party with prompt written notice of the announcement by a Governmental Entity of any Additional Legal Requirement that such Party believes is reasonably likely to result in a Material Regulatory Change (a "REGULATORY CHANGE NOTICE"). Notwithstanding the foregoing, Publisher's failure to provide QC with a Regulatory Change Notice in a timely manner will not limit Publisher's right to seek reimbursement from QC pursuant to this Section 3.13 with respect to such Material Regulatory Change unless and to the extent that such failure prejudices QC.

                  (b) Within sixty (60) days after each anniversary of the Effective Date during the Regulatory Reimbursement Period, Publisher may provide QC with a written statement seeking reimbursement with respect to one or more Material Regulatory Changes (a "REGULATORY CHANGE REIMBURSEMENT STATEMENT"). Each Regulatory Change Reimbursement Statement will specify in reasonable detail (including itemization) (i) each Material Regulatory Change, (ii) the manner in which Publisher responded to such Material Regulatory Change, (iii) a calculation of the Regulatory Cost Increase, (iv) a calculation of the Net Regulatory Cost Increase, and (v) a calculation of the percentage increase of Publishers direct costs to fulfill the Publishing Obligation that such Net Regulatory Cost Increase represents.

                  (c) Publisher will exercise reasonably prudent business judgment with respect to the manner that it responds to any Material Regulatory Change and comply with such change

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as if Publisher was responsible for all compliance costs. If after exercising such reasonable efforts there is Net Regulatory Cost Increase, as finally determined pursuant to this Section 3.13, QC will promptly pay to Publisher the QC Reimbursement Share.

                  (d) Within sixty (60) days of QC's receipt of a Regulatory Change Reimbursement Statement, QC may either (i) pay the QC Reimbursement Share with respect to such Net Regulatory Cost Increase or (ii) provide Publisher with written notice stating its dispute with Publisher's assertion that a Material Regulatory Change exists and/or Publishers estimate of the Net Regulatory Cost Increase and setting forth in reasonable detail the basis therefore (a "REGULATORY CHANGE DISPUTE NOTICE"). During such sixty (60) day period, Publisher will provide QC with any additional information it reasonably requests to assess such Regulatory Change Reimbursement Statement, including access to Publisher's auditors and their work papers.

                  (e) The Parties will attempt in good faith to resolve any such dispute set forth in a Regulatory Change Dispute Notice by referring the dispute to a senior executive officer of each of QC and Publisher for ten (10) business days of the submission of the dispute to them. If such officers cannot resolve such dispute within such period, then the Parties will submit the dispute to binding resolution as follows: (i) if the dispute is with respect to whether a Material Regulatory Change has occurred, the dispute will be submitted to arbitration pursuant to Section 9.7 below; and (ii) if the dispute is with respect to the amount of the Net Regulatory Cost Increase, the dispute will be submitted to a mutually-acceptable qualified independent financial expert. If the Parties cannot agree on an expert within a five (5) business day period following notice from either Party of termination of discussions between the officers (as described above), each Party will select its own expert within a further five (5) business day period who will then together select a third qualified independent expert. The Parties will provide such information, including written submissions, as are reasonably requested by the expert(s). The Net Regulatory Cost Increase that is the average of the valuations of the three experts will be binding on the Parties. If the Parties agree on a single expert, they will equally share such expert's fees and costs. If the Parties cannot agree on a single expert, each Party will pay the fees and costs of the expert it selects and equally share the fees and costs of the expert that the Parties' experts select. The experts selected pursuant to clause (ii) above will be independent of both Parties and their respective Affiliates and will be qualified with respect to the LEC industry and valuation techniques.

         3.14 PUBLISHING ORDER. If any Governmental Entity having jurisdiction over QC requires QC to Publish a White Pages (and does not allow QC to delegate such requirement to Publisher), or if such an order declares this Agreement null and void with respect to a White Pages ("PUBLISHING ORDER"), QC will Publish the affected White Pages; provided, however, that, any White Pages that QC Publishes to fulfill the Publishing Obligation will contain only the information required to be in such White Pages (e.g., Primary Listings) and will not include any paid advertising content.

                                    ARTICLE 4
                          RIGHTS AND OBLIGATIONS OF QC

         4.1 Delivery of Subscriber List Information and Subscriber Delivery Information.

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                  (a)      Pursuant to the List License Agreements and in
accordance with Exhibit D, QC will, consistent with past practices, diligence and care, deliver or cause to be delivered Subscriber List Information for Subscribers in the Service Areas, including any and all additions to, deletions from, and changes in such information from time to time so as to enable Publisher to Publish Primary Directories in accordance with Publisher's publication schedule.

                  (b) Pursuant to the List License Agreements and in accordance with Exhibit D, QC will, consistent with past practices, diligence and care, deliver or cause to be delivered Subscriber Delivery Information for Subscribers in the Service Areas, including any and all additions to, deletions from, and changes in such information from time to time so as to enable Publisher to deliver Primary Directories to all such Subscribers.

                  (c) QC and Publisher will use electronic means for the provision of Subscriber List Information and Subscriber Delivery Information and will cooperate in good faith to achieve an efficient and effective provisioning delivery process, including having QC provide such information in a format as Publisher may reasonably request from time to time if Publisher pays all of QC's one-time and on-going costs to provide the information in such format on a fully burdened cost basis plus ten percent (10%).

                  (d) If QC elects to use a third party to deliver Subscriber List Information and/or Subscriber Delivery Information to Publisher, then QC will prepare and promptly provide to Publisher and such third party duplicate written authorizations to facilitate such delivery and QC will clearly designate and distinguish its information from all other information delivered by, or through such third party, provided that QC will in any event remain liable for its obligations hereunder. QC will also promptly resolve any problems that may arise with respect to such third party deliveries.

                  (e) QC will use commercially reasonable efforts to provide mutually agreed upon indicators with all of QC's Subscriber List Information and QC's Subscriber Delivery Information in a form that will ensure that such Subscribers' listings, published advertising, and/or advertisement billings will not be adversely impacted if a Subscriber changes its LEC.

                  (f) The Parties acknowledge that Publisher requires the Subscriber List Information provided under the List License Agreements to perform its obligations, and enjoy its rights and privileges, under this Agreement. Consequently, the Parties agree that if either of the List License Agreements is terminated due to Publisher's breach thereof, QC will reinstate such List License Agreement or enter into a new agreement on terms and conditions as set forth in Section 3.12; provided that Publisher has identified the cause of such breach, fully remedied such breach and established reasonable procedures to prevent the recurrence of such breach. If Publisher assigns its rights under this Agreement in accordance with the provisions herein, QC will enter into a list license agreement with such successor entity on the terms and conditions herein.

         4.2 OFFICIAL DIRECTORY PUBLISHER DESIGNATION. For the term of this Agreement, (i) QC designates Publisher as its exclusive official publisher of all Directory Products consisting principally of listings and classified advertisements for Subscribers in the Publisher Region and directed primarily at end users in the Publisher Region for the Service Areas covered by this

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Agreement; and (ii) QC grants Publisher the branding rights and Publisher agrees to the obligations and other restrictions set forth in Exhibit C. Either Party may elect, but will not be obligated, to disclose Publisher's official directory publisher status in their public announcements, promotional and advertising materials and sales contacts; provided, however, that the general nature of such disclosure will first be reviewed and approved in writing by the other Party, which approval will not be unreasonably withheld. QC further agrees that any referrals it makes in response to inquiries concerning Yellow Pages advertising from Regional Advertisers with respect to the Service Areas will be made solely to Publisher and that QC may refer any inquiries concerning Yellow Pages advertising from National Advertisers to Publisher concurrently with any referral to any other directory publishing entity.

                                   ARTICLE 5
                      CLAIMS, LIABILITY AND INDEMNIFICATION

         5.1 LISTING CLAIMS. Subject to Publisher's indemnification obligations as set forth in Section 5.4(a), Claims regarding the listing of QC's Subscribers in Publisher's Directory Products will be referred to QC. QC will use commercially reasonable efforts to promptly investigate, defend against, and resolve the same.

         5.2 ADVERTISING CLAIMS. Subject to QC's indemnification obligations as set forth in Section 5.4(b), Claims regarding advertising in Publisher's Directory Products will be referred to Publisher. Publisher will use commercially reasonable efforts to promptly investigate, defend against and resolve the same.

         5.3 COOPERATION. The Parties will cooperate in good faith in their investigation, defense, settlement and resolution of Claims arising out of any error or omission in or of any Subscriber listing and/or advertising in the Directory Products. In the event of a demand or complaint asserting that Publisher and QC are jointly liable, Publisher will assume the responsibility for and advance the cost of defending that portion of the Claim relating to any advertising; and QC will assume the responsibility for and advance the cost of defending that portion of the Claim relating to any of QC Subscribers' listings; and the Parties will cooperate, share information and coordinate their efforts in an attempt to eliminate or minimize any liability and their respective attorneys' fees and costs. This assumption of the defense of a Claim, or portion thereof, does not imply or create an assumption of liability for any final settlement or judgment for such Claim, or portion thereof.

         5.4      INDEMNIFICATION.

                  (a) Subject to Section 6.5, Buyer and Publisher will jointly and severally indemnify and hold harmless QC and its directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses directly or indirectly based upon, arising from or resulting from (i) Publisher's failure to perform any of its obligations under this Agreement (including Sections 3.1(a) and 3.1(b)); (ii) any third party claims arising from any error or omission in or of a QC Subscriber's listing or advertising in a Directory Product caused by Publisher, its employees, agents, representatives or subcontractors and (iii) any claims that the Directory Products or the grants that Publisher makes in Exhibit C violate or infringe the intellectual property rights of any third party or require the consent of any third party.

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                  (b)      Subject to Section 6.4, QC will indemnify and hold
harmless Publisher and its directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses directly or indirectly based upon, arising from or resulting from (i) its failure to perform any of its obligations under this Agreement; (ii) any third party claims arising from any error or omission in or of a QC Subscriber's listing or advertising in a Directory Product caused by QC, its employees, agents, representatives or subcontractors (in which case QC will not seek indemnification from Publisher under the applicable List License Agreement) and (iii) any claims that the grants that QC or QCII makes in Exhibit C violate or infringe the intellectual property rights of any third party or require the consent of any third party.

                  (c) Notwithstanding Section 5.4(a), if Publisher's failure to perform, error, omission, violation or infringement is limited in geographic scope to either the Dexter Region or the Rodney Region, the foregoing indemnity will not be deemed to be made jointly and severally by Buyer and Dexter Publisher and Rodney Publisher in their joint capacity as Publisher, but instead will be deemed made jointly and severally by Buyer and Dexter Publisher with respect to the Dexter Region, and jointly and severally by Buyer and Rodney Publisher with respect to the Rodney Region.

         5.5 NOTICE AND PROCEDURES. A Party seeking indemnification (the "INDEMNIFIED PARTY") will give prompt written notice in reasonable detail (the "NOTICE OF CLAIM") to the indemnifying Party (the "INDEMNIFYING PARTY") stating the basis of any Claim for which indemnification is being sought hereunder within thirty (30) days after its knowledge thereof; provided that the Indemnified Party's failure to provide any such notice to the Indemnifying Party will not relieve the Indemnifying Party of or from any of its obligations hereunder unless and to the extent that the Indemnifying Party suffers prejudice as a result of such failure. If the facts giving rise to such indemnification involve an actual or threatened Claim by or against a third party:

                  (a) the Parties hereto will cooperate in the prosecution or defense of such Claim in accordance with Section 5.3 above and will furnish such records, information and testimony and attend to such proceedings as may be reasonably requested in connection therewith; and

                  (b) the Indemnified Party will make no settlement of any Claim that would give rise to liability on the part of the Indemnifying Party without the latter's prior written consent that will not be unreasonably withheld or delayed, and the Indemnifying Party will not be liable for the amount of any settlement affected without its prior written consent.

         5.6 TIME LIMITATION. Any Notice of Claim as provided hereunder must be made within eighteen (18) months after the publication of the Directory Product giving rise to such Claim.

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                                   ARTICLE 6
                                   TERMINATION

         6.1      TERMINATION BY PUBLISHER.

                  (a) If QC commits a Material Default, Publisher may provide written notice to QC specifying such Material Default in reasonable detail (a "DEFAULT NOTICE"). Upon receipt of a Default Notice, QC may elect to
(i) cure such Material Default (unless such Material Default is not susceptible to cure) and (ii) agree to indemnify Publisher pursuant to Section 5.4(b). If within ninety (90) days of Publisher providing QC with a Default Notice QC has not cured such Material Default (or, if not reasonably curable within such ninety (90) day period, provided Publisher with reasonable assurances that it has diligently commenced all actions necessary to cure such Material Default as soon as reasonably practicable) and given Publisher written notice of its agreement to indemnify Publisher for such Material Default Publisher may terminate this Agreement immediately. Notwithstanding the foregoing, if QC provides Publisher with written notice disputing the existence of a Material Default within ninety (90) days of the delivery of the Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action, as follows (such action, "BREACH RESOLUTION PROCESS"): (A) the dispute will first be referred to a senior executive officer of each of QC and Publisher for ten (10) business days of the submission of the dispute to them; and (B) if such officers cannot resolve any such dispute within ten (10) business days, then the Parties will submit the dispute to binding arbitration pursuant to Section 9.7 below. If it is then determined via binding arbitration that such Material Default occurred and remains uncured following such binding arbitration, Publisher may terminate this Agreement immediately thereafter.

                  (b) If Publisher believes that a Terminable Regulatory Change has occurred after the expiration of the Regulatory Reimbursement Period, it may, within one (1) year following the occurrence of such Terminable Regulatory Change, provide QC with written notice of its intent to terminate this Agreement, which written notice will be effective in ninety (90) days unless QC provides written notice to Publisher within such ninety (90) day period of its dispute that a Terminable Regulatory Change has occurred. If QC disputes the occurrence of a Terminable Regulatory Change, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action, as follows: (A) the dispute will first be referred to a senior executive officer of each of QC and Publisher for ten (10) business days of the submission of the dispute to them; and (B) if such officers cannot resolve any such dispute within ten (10) business days, then the Parties will submit the dispute to binding arbitration pursuant to Section 9.7 below. If it is then determined via binding arbitration that a Terminable Regulatory Change has been implemented after the expiration of the Regulatory Reimbursement Period, Publisher may terminate this Agreement immediately thereafter.

                  (c) If QC (i) breaches Section 3.10(c) of this Agreement or (ii) commits a Material Default with respect to any Service Area as opposed to the Agreement taken as a whole (each of clauses (i) and (ii) a "SERVICE AREA DEFAULT"), Publisher may provide written notice to QC specifying such Service Area Default in reasonable detail (a "SERVICE AREA DEFAULT NOTICE"). Upon receipt of a Service Area Default Notice, QC may elect to (A) cure the Service Area Default (unless such Service Area Default is not susceptible to cure) and
(B) agree to indemnify Publisher pursuant to Section 5.4(b). If within ninety
(90) days of Publisher providing

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QC with a Service Area Default Notice QC has not cured such Service Area Default
(or, if not reasonably curable within such ninety (90) day period, provided Publisher with reasonable assurances that it has diligently commenced all actions necessary to cure such Service Area Default as soon as reasonably practicable) and given Publisher written notice of its agreement to indemnify Publisher for such Service Area Default, Publisher may terminate this Agreement with respect to Service Area(s) that are the subject of such Service Area Default. Notwithstanding the foregoing, if QC provides Publisher with written notice disputing the existence of a Service Area Default within ninety (90) days of the delivery of a Service Area Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action pursuant to a Breach Resolution Process. If it is then determined via binding arbitration that a Service Area Default occurred and remains uncured following such binding arbitration, Publisher may terminate immediately this Agreement with respect to the Service Area(s) that are the subject of such Service Area Default.

         6.2      TERMINATION BY QC.

                  (a) If Publisher commits a Material Default, QC may provide Publisher with a Default Notice. Upon receipt of a Default Notice, Publisher may elect to (i) cure such Material Default (unless such Material Default is not susceptible to cure) and (ii) agree to indemnify QC pursuant to
Section 5.4(a). If within ninety (90) days of QC providing Publisher with a Default Notice Publisher has not cured such Material Default (or, if not reasonably curable within such ninety (90) day period, provided QC with reasonable assurances that it has diligently commenced all actions necessary to cure such Material Default as soon as reasonably practicable) and given QC written notice of its agreement to indemnify QC for such Material Default, QC may terminate this Agreement (including Publisher's official directory publisher status) immediately. Notwithstanding the foregoing, if Publisher provides QC with written notice disputing the existence of a Material Default within ninety
(90) days of the delivery of the Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action pursuant to a Breach Resolution Process. If it is then determined via binding arbitration that a Material Default occurred and remains uncured following such binding arbitration, QC may terminate this Agreement (including Publisher's official directory publisher status) immediately thereafter.

                  (b) If Publisher breaches this Agreement in a manner that results in a material and continuing failure to discharge the Publishing Obligation with respect to any Primary Directory (a "PRIMARY DIRECTORY DEFAULT"), QC may provide written notice to Publisher specifying such Primary Directory Default in reasonable detail (a "DIRECTORY DEFAULT NOTICE"). Upon receipt of a Directory Default Notice, Publisher may elect to (i) cure the Primary Directory Default (unless such Primary Directory Default is not susceptible to cure) and (ii) agree to indemnify QC pursuant to Section 5.4(a). If within ninety (90) days of QC providing Publisher with a Directory Default Notice Publisher has not cured such Primary Directory Default (or, if not reasonably curable within such ninety (90) day period, provided QC with reasonable assurances that it has diligently commenced all actions necessary to cure such Primary Directory Default as soon as reasonably practicable) and given QC written notice of its agreement to indemnify QC for such Primary Directory Default, QC may terminate this Agreement (including Publisher's official directory publisher status) with respect to the Service Area covered by the affected Primary Directory immediately. Notwithstanding the foregoing, if Publisher provides

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QC with written notice disputing the existence of a Primary Directory Default within ninety (90) days of the delivery of the Directory Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action pursuant to a Breach Resolution Process. If it is then determined via binding arbitration that a Primary Directory Default occurred and remains uncured following such binding arbitration, QC may terminate this Agreement (including Publisher's official directory publisher status) immediately with respect to the Service Area covered by the affected Primary Directory.

                  (c) QC may terminate this Agreement (including Publisher's official directory publisher status) immediately if QC has terminated this Agreement pursuant to Section 6.2(b) above with respect to twenty percent (20%) of QC Subscribers in the Service Areas, such percentage determined by using a numerator of the total number of QC Subscribers in the Service Areas terminated by QC pursuant to Section 6.2(b) above and a denominator of the total number of QC Subscribers in the Service Areas that would have been subject to this Agreement had QC not elected to terminate any such Service Areas pursuant to Section 6.2(b) above.

                  (d) If Publisher or any of its subsidiaries (i) engages in the marketing, sale or distribution of any telecommunications, internet connectivity, wireless communications or other comparable or successor telephony or data products or services ("TELECOMMUNICATION SERVICES") in the Qwest Region,
(ii) acts as a sales agent for any Person with respect to the marketing, sale or distribution of Telecommunications Services (other than QC or its Affiliates) in the Qwest Region, or (iii) enters into a joint venture, strategic alliance, product bundling, revenue sharing or similar arrangement with any Person (other than QC or its Affiliates) pursuant to which such Person's Telecommunications Services are offered, marketed, sold or priced or otherwise provided in connection with Publisher's Directory Products in the Qwest Region (each of clauses (i), (ii) and (iii), a "RESTRICTED ACTIVITY DEFAULT"), QC may provide written notice to Publisher specifying such Restricted Activity Default in reasonable detail (an "ACTIVITY DEFAULT NOTICE"). For avoidance of doubt, the Parties acknowledge that it will not constitute a Restricted Activity Default if the owner or other Affiliate of Publisher is a provider of Telecommunications Services, so long as the activities set forth in clauses (i), (ii) and (iii) of the preceding sentence are not occurring with respect to Publisher's Directory Products. Upon receipt of an Activity Default Notice, Publisher may elect to (A) discontinue or terminate the activity, agreement or arrangement specified in such Activity Default Notice (the "SPECIFIED RESTRICTED ACTIVITY") and (B) agree to indemnify QC pursuant to Section 5.4(a). If within ninety (90) days of QC providing Publisher with an Activity Default Notice Publisher has not discontinued or terminated the Specified Restricted Activity (or, if the Specified Restricted Activity cannot reasonably be terminated or discontinued within such ninety (90) day period, provided QC with reasonable assurances that it has diligently commenced all actions necessary to discontinue or terminate such Specified Restricted Activity as soon as reasonably practicable) and given QC written notice of its agreement to indemnify QC for such Restricted Activity Default, QC may terminate this Agreement (including Publisher's official directory publisher status) with respect to the Service Area in which the Specified Restricted Activity occurred. Notwithstanding the foregoing, if Publisher provides QC with written notice disputing the existence of a Restricted Activity Default within ninety (90) days of the delivery of the Activity Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action pursuant to a Breach Resolution Process. If it is then determined via binding arbitration that a Restricted Activity Default occurred and remains uncured following such binding

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arbitration, QC may terminate this Agreement (including Publisher's official directory publisher status) immediately with respect to the Service Area in which the Specified Restricted Activity occurred. Notwithstanding the foregoing, this Section 6.2(d) will not apply to any Person to whom Publisher has assigned this Agreement (whether with respect to a particular Service Area or Service Areas or the entire Publisher Region) in compliance with subsection (ii) or (iv) of Section 9.6.

                  (e) For purposes of clarification, the Parties acknowledge that nothing in Section 6.2(d) is intended to restrict Publisher's ability to continue to offer (consistent with Dex's past practices) web hosting services to small business customers or its "Call Management Services" product or any similar product or service designed and implemented principally to measure the usage and effectiveness of advertisements in Publisher's Directory Products.

         6.3      Transition upon Termination.

                  (a) If this Agreement terminates pursuant to Section 6.1(a), the Parties will cooperate in good faith to transition the Publishing Obligation to such Person or Persons that QC desires as soon as reasonably practicable and to ensure that the Publishing Obligation is discharged until such transition is complete, with QC bearing all direct costs and expenses related to such transitioning of the Publishing Obligation (e.g., data migration and third party consents) ("TRANSITION COSTS"); provided that in no event will such transition last more than fifteen (15) months from the date of termination.

                  (b) If Publisher terminates this Agreement with respect to any Service Area pursuant to Section 6.1(c), the Parties will cooperate in good faith to transition the Publishing Obligation with respect to such Service Area to such Person or Persons that QC desires as soon as reasonably practicable and to ensure that the Publishing Obligation is discharged until such transition is complete, with QC bearing all Transition Costs; provided that in no event will such transition last more than fifteen (15) months from the date of termination with respect to such Service Area.

                  (c) If this Agreement terminates pursuant to Section 6.1(b), Section 6.2(a) or Section 6.2(c), the Parties will cooperate in good faith to transition the Publishing Obligation to such Person or Persons that QC desires as soon as reasonably practicable and to ensure that the Publishing Obligation is discharged until such transition is complete, with Publisher bearing all Transition Costs; provided that in no event will such transition last more than fifteen (15) months from the date of termination.

                  (d) If QC terminates this Agreement with respect to any Service Area pursuant to Section 6.2(b) or Section 6.2(d), the Parties will cooperate in good faith to transition the Publishing Obligation with respect to such Service Area to such Person or Persons that QC desires as soon as reasonably practicable and to ensure that the Publishing Obligation is discharged until such transition is complete, with Publisher bearing all Transition Costs; provided that in no event will such transition last more than fifteen (15) months from the date of termination with respect to such Service Area.

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                  (e)      Nothing contained in this Section 6.3 will be a
deemed a waiver or release of any rights or remedies that a Party may have on account of any termination of this Agreement (whether in its entirety or only with respect to a particular Service Area or Service Areas), including its rights to Publisher Liquidated Damages, Service Area Default Liquidated Damages or QC Liquidated Damages.

         6.4      Publisher's Liquidated Damages.

                  (a) Publisher's Liquidated Damages. The Parties acknowledge and agree that:

                           (i)      Publisher would not have entered into the
LLC Purchase Agreement and the LLC II Purchase Agreement, if QC had not simultaneously agreed to be bound by this Agreement and the Non-Competition Agreement and that QC's performance of this Agreement and the Non-Competition Agreement form a significant part of the benefit that Publisher intends to realize in entering into the LLC Purchase Agreement and the LLC II Purchase Agreement;

                           (ii)     the amount of damages (including direct,
indirect and consequential) that Publisher would incur as upon a termination of this Agreement by Publisher pursuant to Section 6.1(a) (a "QC DEFAULT TERMINATION") would be substantial and significant, and would likely include, among other things, significant lost profits and opportunity costs; and

                           (iii)    because there are many variables that could
affect the amount of such damages, quantifying the amount of such damages would be impossible at this time.

Therefore, in order to reasonably approximate the probable damages to Publisher stemming from a QC Default Termination and to provide certainty to the Parties with respect to such damages, each of the Parties agrees that, in the event of
(i) a QC Default Termination or (ii) any formal repudiation or rejection of this Agreement by QC (except, in any of the foregoing cases, to the extent that this Agreement has been terminated or is in the process of being terminated pursuant to Section 6.2), Publisher will be entitled to receive a payment from QC (the "PUBLISHER LIQUIDATED DAMAGES") equal to the following amount: (A) prior to the Second Closing or following the termination of the LLC II Purchase Agreement, thirty percent (30%) of the Closing Purchase Price set forth in the LLC Purchase Agreement (as adjusted by any post-closing adjustment pursuant to the LLC Purchase Agreement) less the amounts, if any, paid to Publisher by or on behalf of QC pursuant to Section 6.4(b); or (B) following the Second Closing, thirty percent (30%) of the sum of the Closing Purchase Price set forth in each of the LLC Purchase Agreement and the LLC II Purchase Agreement (as adjusted by any post-closing adjustment pursuant to the LLC Purchase Agreement and LLC II Purchase Agreement) less the aggregate amount, if any, paid to Publisher by or on behalf of QC pursuant to Section 6.4(b).

                  (b) Service Area Default Liquidated Damages. In order to reasonably approximate the probable damages to Publisher stemming from a termination of this Agreement by Publisher with respect to one or more Service Areas pursuant to Section 6.1(c) (a "SERVICE AREA DEFAULT TERMINATION"), each of the Parties agree that, in the event of a Service Area Default Termination with respect to the Service Area(s) that are the subject of a Service Area Default, Publisher will be entitled to receive a payment from QC (the "SERVICE AREA DEFAULT

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LIQUIDATED DAMAGES") equal to the following amount: the product of (i) a fraction, the numerator of which is the population in the Service Area(s) reflected in the most recently completed United States Census, and the denominator of which is the population in the Publisher Region as so reflected, times (ii) thirty percent (30%) of (A) the Closing Purchase Price set forth in the LLC Purchase Agreement (as adjusted by any post-closing adjustment pursuant thereto) if the Service Area Default occurs prior to the Second Closing or following the termination of the LLC II Purchase Agreement or (B) the sum of the Closing Purchase Price set forth in each of the LLC Purchase Agreement and the LLC II Purchase Agreement (each as adjusted by any post-closing adjustment pursuant thereto) if the Service Area Default occurs following the Second Closing.

                  (c) Additional Acknowledgements. Each Party acknowledges and agrees that:

                           (i)      as set forth in subsections (a) and (b)
above, the Publisher Liquidated Damages and the Service Area Default Liquidated Damages are intended to be a reasonable measure of the anticipated probable harm resulting from, respectively, a QC Default Termination and a Service Area Default Termination;

                           (ii)     the Parties acknowledge that the damages
actually incurred by Publisher (including actual, direct, indirect, consequential, special and other damages) might exceed or be less than the amount of the Publisher Liquidated Damages or the Service Area Default Liquidated Damages, as applicable;

                           (iii)    neither the Publisher Liquidated Damages nor
the Service Area Default Liquidated Damages is a penalty of any kind; and

                           (iv)     the Publisher Liquidated Damages and the
Service Area Default Liquidated Damages were negotiated at arms-length between parties of equal bargaining power, both of which were represented by competent counsel.

                  (d) Waiver. QC hereby waives, to the extent permitted by applicable law, any defense as to the validity of, respectively, the Publisher Liquidated Damages and the Service Area Default Liquidated Damages in this Agreement and the Non-Competition Agreement on the grounds that such Publisher Liquidated Damages or Service Area Default Liquidated Damages are void as penalties.

                  (e) In Lieu of Actual Damages. Each Party agrees that the Publisher Liquidated Damages and the Service Area Default Liquidated Damages will be lieu of actual, direct, indirect, consequential, special or other damages for, respectively, a QC Default Termination and a Service Area Default Termination and the collection of such Publisher Liquidated Damages or Service Area Default Liquidated Damages, as applicable, is the sole remedy of Publisher in the event of a QC Default Termination or Service Area Default Termination.

                  (f) In Lieu of Liquidated Damages Under Non-Competition Agreement. The Parties agree that the Publisher Liquidated Damages and Service Area Default Liquidated Damages provided in this Agreement may only be exercised by Publisher in lieu of, and not in

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addition to, the liquidated damages provisions contained in the Non-Competition
Agreement and that such remedies are exclusive of and not cumulative with one another. Under no circumstances will Publisher be entitled to receive Publisher Liquidated Damages or Service Area Default Liquidated Damages, as applicable, under both this Agreement and the Non-Competition Agreement nor will Publisher be entitled to receive Publisher Liquidated Damages on more than one occasion or Service Area Default Liquidated Damages more than one time with respect to the same Service Area.

                  (g) Enforceability. Notwithstanding (d) above, if any portion of this Section 6.4 is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Section 6.4 will be deemed valid and enforceable to the extent possible. Moreover, if this Section 6.4 is deemed unenforceable, QC acknowledges that Publisher has in no way waived a right or claim to receive damages resulting from a QC Default Termination or a Service Area Default Termination, as applicable; provided, however, that Publisher will not be entitled to receive damages in the aggregate in excess of the Publisher Liquidated Damages or Service Area Default Liquidated Damages, as applicable, to which Publisher would have been entitled had the provisions of this Section 6.4 been fully enforced.

         6.5      QC'S LIQUIDATED DAMAGES.

                  (a) QC's Liquidated Damages. The Parties acknowledge and agree that:

                           (i)      QC would not have entered into the LLC
Purchase Agreement and the LLC II Purchase Agreement, if Publisher had not simultaneously agreed to be bound by this Agreement and the Non-Competition Agreement and that Publisher's performance of this Agreement and the Non-Competition Agreement form a significant part of the benefit that QC intends to realize in entering into the LLC Purchase Agreement and the LLC II Purchase Agreement;

                           (ii)     the amount of damages (including direct,
indirect and consequential) that QC would incur upon a termination of this Agreement by QC pursuant to Section 6.2(b) with respect to one or more Service Areas (a "PUBLISHER DEFAULT TERMINATION") would be substantial and significant, and would include, among other things, the costs of transitioning the Publishing Obligation to another Person; and

                           (iii)    because there are many variables that could
affect the amount of such damages, quantifying the amount of such damages would be impossible at this time.

Therefore, in order to reasonably approximate the probable damages to QC stemming from a Publisher Default Termination and to provide certainty to the Parties with respect to such damages, each of the Parties agrees that, subject to Section 5.4(c), in the event of (i) a Publisher Default Termination or (ii) any formal repudiation or rejection of this Agreement by Publisher (except, in any of the foregoing cases, to the extent that this Agreement has been terminated or is in the process of being terminated pursuant to Section 6.1), QC will be entitled to receive a payment from Publisher (the "QC LIQUIDATED DAMAGES") equal to the following amount: one hundred twenty-five percent (125%) of the net present value of the anticipated costs to QC,

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through the remaining term of this Agreement, to transition from Publisher and perform, or cause another Person to perform, the Publishing Obligation.

                  (b) Additional Acknowledgements. Each Party acknowledges and agrees that:

                           (i)      as set forth in subsections (a) and (b)
above, the QC Liquidated Damages are intended to be a reasonable measure of the anticipated probable harm resulting from a Publisher Default Termination;

                           (ii)     the Parties acknowledge that the damages
actually incurred by QC (including actual, direct, indirect, consequential, special and other damages) might exceed or be less than the amount of the QC Liquidated Damages;

                           (iii)    the QC Liquidated Damages is not a penalty
of any kind; and

                           (iv)     the QC Liquidated Damages were negotiated at
arms-length between parties of equal bargaining power, both of which were represented by competent counsel.

                  (c) Waiver. Publisher hereby waives, to the extent permitted by applicable law, any defense as to the validity of the QC Liquidated Damages on the grounds that the QC Liquidated Damages are void as penalties.

                  (d) In Lieu of Actual Damages. Each Party agrees that the QC Liquidated Damages will be lieu of actual, direct, indirect, consequential, special or other damages for, respectively, a Publisher Default Termination and the collection of such QC Liquidated Damages is the sole remedy of QC in the event of a Publisher Default Termination except as expressly provided in this Agreement (e.g., pursuant to Section 6.2).

                  (e) Enforceability. Notwithstanding (d) above, if any portion of this Section 6.5 is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Section 6.5 will be deemed valid and enforceable to the extent possible. Moreover, if this Section 6.5 is deemed unenforceable, Publisher acknowledges that QC has in no way waived a right or claim to receive damages resulting from a Publisher Default Termination; provided, however, that QC will not be entitled to receive damages in the aggregate in excess of the QC Liquidated Damages to which QC would have been entitled had the provisions of this Section 6.5 been fully enforced.

         6.6 TERMINATION WITHOUT PREJUDICE. No Party will be subject to damages or have any other liability to another solely as a result of such Party's terminating this Agreement in accordance with its terms, and, except as provided in Section 6.4 or Section 6.5, any such termination of this Agreement by a Party will be without prejudice to any other right or remedy of such Party under this Agreement or applicable law.

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                                    ARTICLE 7
                     OTHER DEFAULTS; LIMITATION OF LIABILITY

         7.1 OTHER DEFAULTS. If a Party commits an Other Default, the non-defaulting Party may provide written notice to the defaulting Party specifying such Other Default in reasonable detail (an "OTHER DEFAULT NOTICE"). Upon receipt of an Other Default Notice, the defaulting Party may elect to (i) cure such Other Default (unless such Other Default is not susceptible to cure) and (ii) agree to indemnify the non-defaulting Party pursuant to Section 5.4. If within thirty (30) days of the defaulting Party providing the non-defaulting Party with an Other Default Notice the non-default Party has not cured such Other Default (or, if not reasonably curable within such thirty (30) day period, provided the non-defaulting Party with reasonable assurances that it has diligently commenced all actions necessary to cure such Other Default as soon as reasonably practicable) and given the non-defaulting party written notice of its agreement to indemnify the non-defaulting Party for Such Other Default, the non-defaulting Party may pursue any remedy available to in pursuant to Section
9.7. Notwithstanding the foregoing, if the defaulting Party provides the non-defaulting Party with written notice disputing the existence of an Other Default within thirty (30) days of the delivery of the Other Default Notice, the Parties will attempt in good faith to resolve such dispute and determine the appropriate remedial action pursuant to a Breach Resolution Process.

         7.2 LIMITATION OF LIABILITY. Subject to Section 6.4 and Section 6.5, neither Party, or its Affiliates, will be liable to the other Party, or its Affiliates, for any damages other than direct damages, except in the case of fraud or willful misconduct. Each Party agrees that it is not entitled to recover and agrees to waive any claim with respect to, and will not seek, consequential, punitive or any other special damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement, except with respect to such claims and damages arising directly out of a Party's fraud or willful misconduct.

         7.3 DETERMINATION OF OTHER DEFAULT THROUGH ARBITRATION. If in an arbitration proceeding commenced pursuant to Section 9.7, it is determined that a purported Material Default, Service Area Default, Primary Directory Default or Restricted Activity Default is in actuality an Other Default, the non-defaulting Party will be entitled to seek adjudication of such Other Default pursuant to
Section 9.7 without complying with the requirements of Section 7.1.

                                    ARTICLE 8
                               EXCUSED PERFORMANCE

         8.1 GENERAL FORCE MAJEURE. Neither Party will be in default under this Agreement or liable for any nonperformance that is caused by any occurrence or circumstance beyond such Party's reasonable control (including epidemic, riot, unavailability of resources due to national defense priorities, war, armed hostilities, strike, walkouts, civil disobedience, embargo, fire, flood, drought, storm, pestilence, lightning, explosion, power blackout, earthquake, volcanic eruption or any act, order or requirement of a regulatory body (but without limiting the Parties respective rights and obligations under Sections 3.1(d) and 3.13), court or legislature, civil or military authority, foreseeable or unforeseeable act of God, act of a public enemy, act of terrorism, act of sabotage, act or omission of carriers, or other natural catastrophe or civil

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disturbance) during the period and to the extent that such extraordinary condition delays, impairs or prevents such Party's performance.

         8.2 OBLIGATIONS WITH RESPECT TO REGULATORY REQUIREMENTS. With respect to any act, order or requirement of a Governmental Entity that would reasonably be expected to delay, impair or prevent a Party's performance such that it would fall into the scope of Section 8.1, each Party agrees that: (i) it will not propose, solicit or otherwise encourage any such act, order or requirement; and (ii) if any applicable Governmental Entity proposes any such act, order or requirement, such Party will, in good faith and using commercially reasonable efforts (A) object to and attempt to prevent the implementation of any such proposal and (B) involve and solicit advice from the other Party regarding how to respond to any such proposal.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 CONFIDENTIALITY. Each of the Parties agrees that all non-public, confidential information received from the other party is deemed received pursuant to the Confidentiality Agreement, and each Party will, and will cause its representatives (as defined in the Confidentiality Agreement) to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein. The obligations contained in this Section 9.1 will survive the termination or expiration of this Agreement for a period of one (1) year.

         9.2 FURTHER ASSURANCES. Each Party will take such other actions as the other Party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters.

         9.3      No Agency; Right to Subcontract.

                  (a) Nothing in this Agreement or in any other document related to this transaction, and no action of or inaction by either of the Parties hereto will be deemed or construed to constitute an agency relationship between the Parties hereto. Each Party is acting independently of the other and neither Party has the authority to act on behalf of or bind the other.

                  (b) Notwithstanding anything to the contrary contained herein, Publisher will be permitted, at any time and from time to time, to carry out or otherwise fulfill its Publishing Obligations hereunder through one or more agents, subcontractors or other representatives, each engaged with due care and required to be experienced, capable and of similar quality as Publisher, provided that in any event Publisher will remain liable for such obligations hereunder. Notwithstanding the foregoing, Publisher will not have the right to sublicense any marks or other intellectual property granted under this Agreement.

         9.4 GOVERNING LAWS. This Agreement and the legal relations between the Parties will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

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         9.5      AMENDMENTS; WAIVERS. Except as expressly provided herein, this
Agreement and any attached Exhibit may be amended only by agreement in writing of the Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by both Parties and then only to the specific purpose, extent and instance so provided. No failure on the part of either Party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

         9.6 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder are assignable by one Party without the express prior written consent of the other Party; provided, however, that: (i) either Party may assign this Agreement upon written notice to the other Party to any of its Affiliates without the consent of the other Party if the assigning Party requires such Affiliate to agree in writing to assume this Agreement and the Non-Competition Agreement on substantially similar terms as are then in effect under the applicable Commercial Agreements and the assigning Party remains liable for its obligations hereunder; (ii) a Change of Control of either Party hereto will not be deemed to be an assignment of this Agreement, provided that if the relevant Party is no longer directly bound as a party to this Agreement (e.g., because the Change of Control is a sale or transfer of assets or is the result of a transaction pursuant to which the successor, surviving or acquiring entity does not automatically succeed to the obligations of such Party by operation of law), the successor, surviving or acquiring entity is required to agree in writing (whether as part of the acquisition agreement that provides for the other Party to be a third party beneficiary or in a separate agreement) to assume this Agreement, except as set forth in the last sentence of Section 6.2(d), and the Non-Competition Agreement on substantially similar terms as are then in effect under the applicable Commercial Agreements; (iii) Publisher may assign this Agreement and the rights and obligations under it to its lenders for collateral security purposes, so long as Publisher remains liable for its obligations hereunder; and (iv) Publisher may assign this Agreement as to the Primary Directories with respect to a particular Service Area(s) to any Person (other than an Affiliate of Publisher) upon written notice to QC so long as Publisher will require the acquiring Person to agree in writing (whether as part of the acquisition agreement with Publisher that provides for QC to be a third party beneficiary or in a separate agreement) to assume this Agreement, except as set forth in the last sentence of Section 6.2(d), and the Non-Competition Agreement to the extent of the relevant Service Area(s) (i.e., that all references to the Publisher Region will mean the relevant Service Area(s)) on substantially similar terms as are then in effect under the applicable Commercial Agreements, with respect to such Service Area(s), and Publisher will have no rights or obligations under this Agreement with respect to such Service Area(s).

         9.7 ALTERNATIVE DISPUTE RESOLUTION. Any dispute, controversy or claim arising under or related to this Agreement, regardless of the legal theory upon which it is based, will be settled by final, binding arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq., in accordance with the American Arbitration Association Commercial Arbitration Rules. Nothing herein will, however, prohibit a Party from seeking temporary or preliminary injunctive relief in a court of competent jurisdiction. In any arbitration, the number of arbitrators will be three, QC, on the one hand, and Publisher, on the other hand, each having the right to appoint one arbitrator, who will together appoint a third neutral arbitrator within thirty (30) days after the appointment of the last Party-designated arbitrator. All arbitration proceedings will take place in

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Denver, Colorado. The arbitrators will be entitled to award monetary and equitable relief, including specific performance and other injunctive relief; provided, however, that only damages allowed pursuant to this Agreement may be awarded (including Publisher Liquidated Damages, Service Area Default Liquidated Damages and QC Liquidated Damages but otherwise excluding consequential, punitive or other special damages pursuant to Section 7.2). Except as otherwise expressly provided in this Section 9.7, each Party will bear the expenses of its own counsel and will jointly bear the expenses of the arbitrators. The arbitrators will allocate the remaining costs of the arbitration proceeding. The Parties agree that the arbitrators will include, as an item of damages, the costs of arbitration, including reasonable legal fees and expenses, incurred by the prevailing party if the arbitrators determine that either (i) the non-prevailing party did not act in good faith when disputing its liability hereunder to the prevailing party or when initiating a claim against the prevailing party, or (ii) the prevailing party has had to resort to arbitration with respect to a substantially similar claim (whether or not with respect to the same Service Area) more than twice in any thirty-six (36) month period. Should it become necessary to resort or respond to court proceedings to enforce a Party's compliance with this Section 9.7, such proceedings will be brought only in the federal or state courts located in the State and County of New York, which will have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each Party irrevocably consenting to the jurisdiction thereof. If the court directs or otherwise requires compliance herewith, then all costs and expenses, including reasonable attorneys' fees incurred by the Party requesting such compliance, will be reimbursed by the non-complying Party to the requesting Party.

         9.8 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given: (i) immediately when personally delivered; (ii) when received by first class mail, return receipt requested; (iii) one day after being sent by Federal Express or other overnight delivery service; or (iv) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Publisher and QC will, unless another address is specified by Publisher or QC hereafter in writing, be sent to the address indicated below:

         If to Publisher, addressed to:

         Dex Media East LLC
         198 Inverness Drive West, Eighth Floor
         Englewood, Colorado
         Attention:  Chief Executive Officer
         Fax:  (303) 784-1964

         AND

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         Dex Holdings LLC
         c/o The Carlyle Group
         520 Madison Avenue
         41st Floor
         New York, New York 10022
         Attention:  James A. Attwood, Jr.
         Fax: (212) 381-4901

         With a copy to (which will not constitute notice):

         Welsh, Carson, Anderson & Stowe
         320 Park Avenue
         Suite 2500
         New York, New York 10022
         Attention: Anthony J. de Nicola
         Fax: (212) 893-9548

         AND

         Latham & Watkins
         885 Third Avenue, Suite 1000
         New York, New York  10022
         Attention:  R. Ronald Hopkinson, Esq.
         Fax: (212) 751-4864

         If to QC, addressed to:

         Qwest Corporation
         1801 California Street
         Denver, Colorado 80202
         Attention:  General Counsel
         Fax: (303) 296-5974

         AND

         Qwest Communications International Inc.
         1801 California Street
         Denver, Colorado 80202
         Attention:  General Counsel
         Fax: (303) 296-5974

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         With a copy to (which will not constitute notice):

         O'Melveny & Myers LLP
         1999 Avenue of the Stars, Suite 700
         Los Angeles, California 90067
         Attention: Steven L. Grossman, Esq.
         Fax: (310) 246-6779

         9.9 ENTIRE AGREEMENT. This Agreement, including any exhibits attached hereto, and the Commercial Agreements constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

         9.10 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

         9.11 HEADINGS. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         9.12 COUNTERPARTS. This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

         9.13 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement is binding upon and will inure to the benefit of each Party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person or Governmental Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         9.14 INTERPRETATION. The Parties each acknowledge that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the Parties. In the event of an inconsistency between the provisions of this Agreement and the provisions of the List License Agreements, the provisions of this Agreement will be controlling.

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         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duty executed for and on its behalf as of the day and year first above written.

                                    QWEST CORPORATION

                                    By:  /s/ YASH A. RANA
                                        --------------------------------------
                                    Name: Yash A. Rana
                                    Title:Vice President

                                    SGN LLC
                                    By: QWEST DEX, INC., its sole member

                                    By: /s/ GEORGE BURNETT
                                       ---------------------------------------
                                    Name: George Burnett
                                    Title: President

                                    GPP LLC
                                    By: QWEST DEX, INC., its sole member

                                    By: /s/ GEORGE BURNETT
                                       ---------------------------------------
                                    Name: George Burnett
                                    Title: President

                                    DEX HOLDINGS LLC

                                    By: /s/ JAMES A. ATTWOOD, JR.
                                       ---------------------------------------
                                    Name: James A. Attwood, Jr.
                                    Title: Managing Director

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                                    EXHIBIT A
                                THE SERVICE AREAS

Prior to the Second Closing or following the termination of the LLC II Purchase Agreement if the Second Closing does not occur:

Following the Second Closing:

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                                    EXHIBIT B
                                PREMIUM LISTINGS

Additional Listing-Bus
Additional Listing-Res
Additional Main Listing-Bus
Additional Main Listing-Res
Alpha Listing-Bus
Alpha Listing-Res
Alternate Call Listings-Bus
Alternate Call Listings-Res
Answering Service Listing
Client Main Listing
Cross-Reference-Bus
Cross-Reference-Res
Custom Listing
E-mail Listing-Res
URL Listing-Res
Foreign Listing-Bus
Foreign Listing-Res
Informational Listing-Res
Informational Listing-Bus
Joint User Listing
Listings of Amateur Radio Stations
Listings of Resort Cottages
No Solicitation Listing-Res
Radio Common Carrier Listings
Special Reverse Charge Listings (WATS, Enterprise, Commerce, Zenith)-Bus/Res

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                                    EXHIBIT C
                                BRANDING EXHIBIT

         This Branding Exhibit ("Branding Exhibit") is Exhibit C to the Publishing Agreement for Official Listings/ Directories (the "Publishing Agreement") dated as of November 8, 2002 (the "Effective Date") by and among Qwest Corporation, a Colorado corporation ("QC"), Dex Holdings LLC, a Delaware limited liability company ("Buyer"), SGN LLC, a Delaware limited liability company ("SGN"), and GPP LLC, a Delaware limited liability company ("GPP"), and is governed by the terms and conditions thereof.

1.       DEFINITIONS

         For the purposes of this Branding Exhibit, the following terms shall have the following meanings:

         1.1      "Deficiency" shall have the meaning set forth in Section 4.6.

         1.2 "Exclusive Field" shall have the meaning set forth in the Trademark License Agreement.

         1.3 "Licensed Products" shall mean current and future Primary Directories, Secondary Directories and Publisher Websites.

         1.4      "Marketing Guidelines" shall have the meaning set forth in
Section 3.2.4.

         1.5      "Notice of Suspension" shall have the meaning set forth in
Section 4.6.

         1.6      "Objectionable Content" shall have the meaning set forth in
Section 4.3.

         1.7      "Overlap Book" shall have the meaning set forth in Section
2.3.2.

         1.8      "Publisher Marks" shall have the meaning set forth in Section
6.1.

         1.9      "Publisher Party" shall have the meaning set forth in Section
7.

         1.10 "Publisher Website" means World Wide Web sites of Publisher that are directed primarily at providing telephone directory information to the public in the Publisher Region, provided that (a) such World Wide Web sites are owned or controlled by or on behalf of Publisher, and (b) such World Wide Web sites are used principally for marketing or selling Directory Products.

         1.11 "Qwest Directory Branding," or "QDB," shall mean the trademark or service mark (including, without limitation, "Qwest"), trade name, trade dress and other branding requirements of QC from time to time with respect to Directory Products. As of the Effective Date, the QDB (a) with respect to printed Directory Products, includes the prominent representation of the Qwest brand on the front cover (in the upper left hand corner) and spine of the Directory Products, and (b) with respect to World Wide Web-based Directory Products, includes the prominent representation of the Qwest brand "above the fold," in each case in the manner specified in the attached Schedule A to this Branding Exhibit. As of the Effective Date,

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the QDB with respect to printed Directory Products consists of (x) (i) with respect to the Yellow Pages, a blue and yellow background, and (ii) with respect to the White Pages, a white and blue background; and (y) with respect to all printed Directory Products, the prominent display of Qwest trademarks, service marks, trade names and/or trade dress, as designated in Schedule A to this Branding Exhibit. QC may change or vary the QDB from time to time in accordance with Section 2.4.

         1.12 "QCII" shall mean Qwest Communications International, Inc., a Delaware corporation.

         1.13 "Qwest Brand Parties" shall mean QC and QCII and shall in each case, subject to Section 2.4, include their successor and assigns.

         1.14 "Qwest Site" shall have the meaning set forth in the Trademark License Agreement.

         1.15 "Service Area LEC" shall mean, as to a Service Area, QC and any local exchange carrier successor to QC that provides local telephone service within the Service Area.

         1.16 "Trademark License Agreement" shall mean the Trademark License Agreement by and between QCII , SGN, GPP and Buyer, even date herewith.

         1.17 "Voice Portal Directory" shall have the meaning set forth in the Noncompetition Agreement.

         Capitalized terms used herein and not defined herein shall be as defined in the Publishing Agreement.

2.       OFFICIAL PUBLISHER

         2.1 Right of Designation for Primary Directories. Subject to the terms and conditions of the Publishing Agreement (including, without limitation, this Branding Exhibit), QC hereby grants to Publisher the paid-up right in each Service Area to use the name of the Service Area LEC to refer to itself as the Service Area LEC's exclusive (to the extent set forth in Section 2.3) official directory publisher for Primary Directories. Such right shall include the right to so use the name of the Service Area LEC on Publisher Websites. Publisher agrees that such use shall be in accordance with the QDB.

         2.2 Right of Designation for Secondary Directories. Subject to the terms and conditions of the Publishing Agreement (including, without limitation, this Branding Exhibit), QC hereby grants to Publisher the paid-up right in each Service Area to use the name of the Service Area LEC to refer to itself as the Service Area LEC's exclusive (to the extent set forth in Section 2.3) official directory publisher for Secondary Directories, provided that (a) Publisher has obtained QC's prior written authorization to publish the Secondary Directories (such authorization not to be unreasonably withheld or delayed), and (b) at QC's request, such use shall be in accordance with the QDB. Such right shall include the right to so use the name of the Service Area LEC on Publisher Websites. The following Secondary Directories shall be deemed to be authorized by QC: (i) Secondary Directories that are primarily targeted at premium

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markets (i.e., "Gold Pages"), at specific neighborhoods within a Service Area, and at areas covering more than one Service Area, provided that such Secondary Directories are targeted within Service Areas and that all Subscribers listed in such Secondary Directories are within a Service Area (i.e., overlay directories); (ii) Secondary Directories that are primarily targeted at the senior citizen markets (i.e., "Senior Pages"); and (iii) Secondary Directories that, as of the Effective Date, are in publication or in production by Dex. In addition, Publisher is deemed to be authorized by QC to publish Secondary Directories of a type identified in (i), (ii) or (iii) with respect to all Service Area(s) or portions thereof.

         2.3      Exclusivity and Termination of Right of Designation.

                  2.3.1 The licenses granted in Sections 2.1 and 2.2 shall be exclusive (not as between SGN and GPP but as to the Qwest Brand Parties and their Affiliates) as to any licensed activities in the Exclusive Field, except to the extent that Qwest publishes Directory Products in connection with Section
3.14 of the Publishing Agreement.

                  2.3.2 Notwithstanding the geographical limitations set forth in Sections 2.1 and 2.2, Publisher may use the QDB on a non-exclusive basis in the Publisher Region, on (a) Primary Directories published by Qwest Dex as of the Effective Date and set forth in Schedule B, which Primary Directories include Subscriber listings for geographic regions where QC is not the ILEC (each, an "Overlap Book"), and (b) those Directory Products that are in production or in the process of production by Qwest Dex as of the Effective Date and set forth in Schedule B, which Directory Products include Subscriber listings for geographic regions where QC is not the ILEC, provided that (i) Licensee may not refer to itself as Qwest's (or the Service Area LEC's) exclusive or nonexclusive official directory publisher for such Directory Products, and (ii) Licensee's right to use the QDB on such Directory Products shall terminate with respect to Directory Products covering a geographic region for which QC becomes the ILEC as a result of an acquisition of the stock or assets of, or via a merger or other business combination transaction with, the entity previously providing local telephone service as the ILEC in the geographic regions at which such Directory Products are targeted.

                  2.4 Modification of Qwest Directory Branding. The Parties acknowledge that (a) the QDB may vary according to geography (e.g., between or within Service Areas) or type of Directory Product (e.g., Primary Directories v. Secondary Directories, White Pages v. Yellow Pages, and different categories of Secondary Directories); and (b) QC will, from time to time, reasonably update or modify the QDB to incorporate changes in the trademarks, service marks, trade names, and trade dress generally used by QC. In addition, QC may, from time to time and in its sole discretion, update or modify the QDB, provided that any such updates or modifications do not impose on Publisher unreasonable burdens or expenses (e.g., with respect to color, font or texture) that are not otherwise required to comply with regulatory or legal requirements imposed on the Service Area LEC or the Directory Products published pursuant to the Publishing Agreement. QC will provide Publisher with reasonable advance notice of (i) anticipated changes in the QDB and related branding and marketing policies and strategies that materially affect Publisher's obligations under this Branding Exhibit, and (ii) related changes in trademark, service mark, trade name, trade dress and other branding requirements. Such requirements shall constitute the "QDB" for the applicable Directory Products affected by such requirements. The Parties will cooperate to incorporate modifications to the QDB into future Directory Products as

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soon as reasonably possible, consistent with Publisher's publishing schedule. As part of the foregoing, if during the term of the Publishing Agreement, any entity succeeds to the local exchange carrier business of QC in one or more Service Areas as a result of a Change in Control of all or any portion of QC and such successor substitutes another name and branding for the name and branding generally used in such local exchange carrier business, QC shall update the QDB for such local exchange carrier business to include the substituted name and branding, provided that Publisher (in an agreement directly with the successor), agrees to, and complies with, the name and branding requirements applied by such successor from time to time. QC shall have no other obligation to update the QDB to include the trademarks, service marks, trade names or trade dress of any successor. In any event, nothing in the foregoing will affect Publisher's right to describe itself, in accordance with Section 2.1 or 2.2 (as applicable), and subject to Section 2.3, as the Service Area LEC's exclusive official directory publisher for Primary Directories or Secondary Directories (as applicable).

         2.5 Additional Requirements for Use of Qwest Directory Branding. Without limitation of the specifications set forth in Schedule A, except as otherwise reasonably requested by QC, (a) the names, trade names and/or trademarks or service marks or trade dress of any providers of Telecommunications Services (other than QC, QCII and their Affiliates) shall not appear (i) on the cover or spine of any Directory Products, (ii) in any prominent manner on the home page of any Publisher Website or on any other introductory interface of other Directory Products (in electronic media, digital media or other forms), or (iii) in marketing or promotional materials, if, in each case, the item specified above in (i), (ii) or (iii) uses or includes the QDB, except in a descriptive sense to describe the carriers of the Subscribers included in such Directory Products, in each case consistent with practices of Dex as of the Effective Date; and (b) the names, trade names, and/or trademarks or service marks comprising or used in the QDB (i) shall be set apart from any names, trade names, and/or trademarks or service marks of Publisher or a third party in a manner sufficient to avoid customer confusion, (ii) shall be significantly larger and more prominent than any other names, trade names, and/or trademarks or service marks of any third party, and (iii) shall not be materially smaller or materially less prominent than the names, trade names, and/or trademarks or service marks of Publisher. Without limiting the foregoing, Publisher shall (x) not use the names, trade names, and/or trademarks or service marks of a provider of Telecommunications Services, whether alone or in combination with Publisher's names, trade names, and/or trademarks or service marks, in identifying itself as the official directory publisher of the Service Area LEC or in association with the QDB; and (y) clearly indicate for all Directory Products the distribution of which is not geographically limited (e.g., a World Wide Web site), that Publisher's status as official directory publisher is limited to the Publisher Region. In addition, the parties will use commercially reasonable efforts to cause the placement of the names, trade names, and/or trademarks or service marks comprising or used in the QDB to appear in a consistent location for all Primary Directories and Secondary Directories published pursuant to the Publishing Agreement.

         2.6 Directories Including Service Area LEC's Listings. Nothing in the Publishing Agreement, including without limitation this Branding Exhibit, will, or is intended to, affect the rights of QC or any other Person under applicable law to use trademarks, service marks, and/or trade names in a descriptive sense, including, without limitation, use permitted by applicable law without a license (e.g., to identify and refer to a carrier whose subscribers or subscribers' advertisements are included in a Directory Product published by a directory publisher other than

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Publisher), provided that nothing in the foregoing will (a) permit QC to imply, or authorize any other Person to imply (subject to Section 2.3), that QC or such other Person is an official publisher of QC for Primary Directories or authorized Secondary Directories, or (b) permit QC's name (or the name of QC's Affiliates that use or include the same name as the Service Area LEC ) to appear on the cover of Primary Directories or Secondary Directories in breach of QC's obligations under the Noncompetition Agreement except in a descriptive sense. For the avoidance of doubt, QC shall not authorize (either directly or indirectly) any third party to claim to be the official directory publisher of, to be the endorsed or preferred publisher of, or to have any similar status with respect to Primary Directories or Secondary Directories for a Service Area in the Exclusive Field for so long as Publisher has the right to refer to itself as the official publisher of Primary Directories or Secondary Directories for such Service Area pursuant to Sections 2.1, 2.2 and 2.3 of this Branding Exhibit.

         2.7 No Effect on Other Services. Nothing in the Publishing Agreement, including without limitation this Branding Exhibit, will, or is intended to, affect the rights of QC or any other Person to use the trademarks, service marks, trade names and/or trade dress of the Qwest Brand Parties (including their successors) on or in connection with any products or services the marketing or sale of which is not expressly prohibited by operation of the Noncompetition Agreement, including the rights of QC or any other Person to use the trademarks, service marks, trade names and/or trade dress of the Qwest Brand Parties (including their successors) on or in connection with (a) services provided as of the Effective Date by QC (e.g., "411" directory assistance and "911" emergency directory services), (b) other services integral to telecommunications functionality (e.g., "reverse 411" and similar services), and
(c) Voice Portal Directories.

3.       OWNERSHIP

         3.1      Ownership.

                  3.1.1 Publisher and Buyer each acknowledge that (as between Publisher and Buyer on the one hand and one or more of the Qwest Brand Parties on the other hand), one or more of the Qwest Brand Parties are the sole owner of all right, title and interest in and to the QDB and any trademarks, service marks, trade names, and/or trade dress comprising or used in the QDB, including related goodwill, and that the QDB and any trademarks, service marks, trade names, and/or trade dress comprising or used in the QDB constitute valuable assets of the Qwest Brand Parties. Publisher and Buyer each acknowledge it has not acquired, and will not acquire, any ownership rights in the QDB, or any trademarks, service marks, trade names, and/or trade dress comprising or used in the QDB, or any related goodwill. All uses of the QDB and any trademarks, service marks, trade names, and/or trade dress comprising or used in the QDB by Publisher shall inure to the benefit of QC.

                  3.1.2 Neither Publisher nor Buyer shall anywhere in the world challenge the validity of the QDB or the trademarks, service marks, trade names, or trade dress comprising or used in the QDB, or any of the Qwest Brand Parties' ownership of the same, or the enforceability of any of the Qwest Brand Parties' rights therein, or oppose any registration or application for registration (made by or under the authorization of the Qwest Brand Entities) of any of the QDB, or any trademarks, service marks, trade names, or trade dress comprising or used in the QDB. In

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addition, neither Publisher nor Buyer shall knowingly take or omit to take, or authorize the taking or omission of, any action that could reasonably be expected to materially dilute or adversely affect the QDB or any trademarks, service marks, trade names, or trade dress comprising or used in the QDB, or the Qwest Brand Parties' ownership thereof or the validity, enforceability, registration or application for registration thereof, or any related goodwill.

         3.2 Limitations on Use. The Parties agree on the following as both covenants and conditions of this Branding Exhibit:

                  3.2.1 Publisher shall not (and has no right to) sublicense any of the QDB, except that Publisher may use the applicable QDB and grant sublicenses of the applicable QDB to any Affiliate or third party as reasonably required to fulfill its obligations under the Publishing Agreement or to engage in advertising or promotion of Publisher's Primary Directories or Secondary Directories licensed under Section 2.1 or 2.2 hereof, provided that all such uses of the QDB (including any such advertising or promotion) are for the benefit of Publisher and/or QC and are subject to the requirements of this Branding Exhibit (including but not limited to the quality control provisions hereof).

                  3.2.2 Without limitation of Section 3.2.1, in no event may Publisher use the Qwest Directory Branding in connection with the sale or marketing of products or services other than the Primary Directories or the Secondary Directories authorized by QC.

                  3.2.3 Notwithstanding anything in the Publishing Agreement (including this Branding Exhibit), Publisher may not (and shall have no right to) use the Qwest Directory Branding in or in connection with the sale, marketing or promotion of Voice Portal Directories or refer to itself as having any official connection with Qwest or the Service Area LEC in relation to Voice Portal Directories.

                  3.2.4 Publisher shall not intentionally use the QDB in a manner that will jeopardize the validity of any portion of the QDB or detract from the Qwest Brand Parties' goodwill or interest therein. Publisher shall comply with the marketing guidelines provided hereunder, including any conditions set forth in the "Qwest Brand Identity Guidelines" located at www.qwest.com/brandidentity, as reasonably modified by one or more of the Qwest Brand Parties (provided that the modification is applied generally and Publisher is given prior notice thereof through availability on the Qwest Site or such other means chosen by Qwest) from time to time (collectively, the "Marketing Guidelines"), with respect to the style, color, appearance, and manner of use of the trademarks, service marks, trade names, and/or trade dress comprising or used in the Qwest Directory Branding. Qwest will provide Publisher with necessary passwords to access the Qwest Brand Identity Guidelines. Upon request by QC (and in all cases with respect to printed Directory Products), Publisher shall provide QC with copies as reasonably requested by QC of any Directory Products bearing all or any portion of the QDB and any advertising, promotional, public relations, or other material bearing all or any portion of the QDB, before publication, distribution or other use, for QC's prior written approval (which will not be unreasonably delayed or withheld).

                  3.2.5 Publisher shall, as reasonably requested by QC, mark the use of the QDB (or in the case of multiple uses of the QDB in any particular materials, the first prominent use of

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such QDB) with (a) the superscript "R" symbol ((R)) or superscript "TM" symbol
((TM)), as applicable; and (b) such legend as is reasonably requested by QC from time to time, such as the phrase "`Qwest' is a trademark of Qwest Communications International Inc. and used under license." Publisher shall also take such other steps as may reasonably be requested by QC, at QC's expense, to evidence QC's ownership and the license to Publisher of the QDB.

                  3.2.6 Publisher's right to use the QDB shall apply only to the QDB as a whole. Unless otherwise agreed in writing by QC, Publisher shall not (and shall have no right to) use a portion of the QDB.

         3.3 Reservation of Rights; No Other Uses. QC retains all rights not expressly granted by it under Section 2. Subject to Section 8, the rights of Publisher to use the QDB (including any trademarks, service marks, trade names, and/or trade dress comprising or used in the QDB) are only those set forth in this Branding Exhibit, and no other rights of Publisher or Buyer shall be implied. Except as expressly set forth in Section 3.2.1, no entities affiliated with Publisher or Buyer other than Publisher itself shall have any rights to use the QDB and no rights to the QDB or other trademarks shall be implied. Publisher shall not use "Qwest" or the QDB (or any trademarks, service marks, trade names or trade dress confusingly similar to any of the foregoing) except as expressly authorized by this Branding Exhibit.

4.       QUALITY CONTROL

         4.1 Conduct of Business. Publisher shall conduct its business in a manner that will reflect positively on the QDB. Publisher shall (a) not intentionally use the QDB in a manner that derogates the Qwest Brand Parties' rights in the QDB or the trademarks, service marks, trade names and trade dress comprising or used in the QDB, and (b) not knowingly take any action that would interfere with or diminish those rights.

         4.2      Quality of Licensed Products and Related Materials.

                  4.2.1 Publisher acknowledges the high standards of quality with which the QDB and any trademarks, service marks, trade names and trade dress comprising or used in the QDB are associated and the importance to the Qwest Brand Parties and their reputation and goodwill of maintaining such high standards of quality in the Licensed Products advertised, marketed and sold under the QDB and any trademarks, service marks, trade names and trade dress comprising or used in the QDB and in any related advertising, promotional, public relations, and other materials.

                  4.2.2 Publisher shall maintain a standard of quality for the Primary Directories and any authorized Secondary Directories, and any related advertising, promotional, public relations, and other materials, commensurate with standards achieved and maintained by QC.

         4.3 No Objectionable Content. Publisher shall not knowingly use the QDB or any trademarks, service marks, trade names and/or trade dress comprising or used in the QDB on or in connection with any good or service or any advertising, promotional, public relations, or other material that is (or contains any content that is) (a) unlawful, harmful, threatening, false, misleading, abusive, tortious, libelous, defamatory, obscene, invasive of another's privacy, infringing of another rights (including but not limited to intellectual property rights) or offensive,

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or (b) disparaging or critical of the Qwest Brand Parties or their Affiliates or its or their products or services (collectively, "Objectionable Content"). QC agrees that, as of the Effective Date, the Primary Directories and any authorized Secondary Directories as currently published by QC do not contain, to the actual knowledge of QC, material constituting Objectionable Content.

         4.4 Monitoring of Quality Control. Publisher shall, upon QC's request, (a) provide to QC or, at QC's request demonstrate to QC, Licensed Products that bear, or are marketed or sold using, the QDB; and (b) provide to QC copies of advertising, promotional, public relations, and other materials that bear the QDB or relate to such Licensed Products. Any such requests shall be with reasonable notice and at reasonable intervals.

         4.5 Compliance with Laws. Each party shall comply in all material respects with, and have the sole responsibility for complying with, all applicable laws and regulations applicable to such party, including but not limited to those relating to the Primary Directories and Secondary Directories, the use of the QDB therewith and the development, provision, marketing and sales thereof, including, without limitation, to the extent applicable to such party, laws and regulations relating to telecommunications services.

         4.6 Enforcement of Standards. If QC determines that Publisher's conduct of its business using the QDB, any Primary Directory or Secondary Directory using the QDB, or any related materials (including, without limitation, advertising, promotional, public relations, corporate and other materials using the QDB, and the Publisher Websites) materially do not meet the requirements set forth in this Branding Exhibit (each, a "Deficiency"), QC may notify Publisher in writing, providing Publisher with a description of the Deficiencies and a reasonably detailed explanation of how such Deficiencies should be cured. Publisher shall, on a going forward basis (which shall include correction of and ceasing further distribution of materials, or portions of materials not yet distributed), cure the Deficiencies within forty five (45) days after receipt of the notice, and shall provide QC with evidence of such cure. If Publisher fails to cure such Deficiency within such time period, QC may issue a written notice of suspension, identifying the Deficiencies remaining uncured, instructions on how such Deficiencies may be cured, and informing Publisher that use of the QDB will be suspended if the Deficiencies are not cured within thirty (30) days after receipt of such notice (the "Notice of Suspension"). If a Deficiency is not cured to the reasonable satisfaction of QC within such thirty (30) days following receipt of the Notice of Suspension, QC shall have the right, effective on notice to the Publisher, to suspend use and further distribution of the QDB only on or in connection with the materially deficient Directory Products or related materials, and Publisher shall then cease all use and further distribution of the QDB on or in connection with such materially deficient Directory Products or related materials until such Deficiencies are cured to the reasonable satisfaction of QC. QC shall promptly reinstate the suspended rights upon a showing by Publisher that Publisher will cure and has commenced cure of such Deficiency in accordance with this Agreement. Nothing in this Section 4.6 shall (a) limit or otherwise modify QC's right to terminate the Publishing Agreement pursuant to Section 6.2 thereof; or
(b) limit or otherwise modify Publisher's obligation to comply with the requirements of this Branding Exhibit or to correct (on a going forward basis generally) failures to meet such requirements that do not constitute a Deficiency.

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         4.7      Equitable Remedies. Publisher acknowledges that (a) a material breach of its obligations under this Branding Exhibit, or (b) any Deficiency posing a risk to public health or safety, or a risk of causing or contributing to the injury or death of any person or material loss of or damage to any tangible property of any third party, may cause QC irreparable damage for which remedies at law may be inadequate, in which case, in addition to remedies available at law, QC shall have the right to seek injunctive or other equitable relief to address (a) and/or (b) above.

5.       TERM AND TERMINATION

         5.1 Termination of the Publishing Agreement. This Branding Exhibit will terminate, with respect to a particular Service Area, upon termination or expiration of the Publishing Agreement with respect to the Primary Directories and/or any Secondary Directory for that Service Area. This Branding Exhibit will terminate as a whole upon termination or expiration of the Publishing Agreement.

         5.2 Termination Without Prejudice. No Party will be subject to damages or have any other liability to another solely as a result of such Party's terminating this Branding Exhibit in accordance with its terms, and any such termination of this Branding Exhibit by a Party will be without prejudice to any other right or remedy of such Party under this Branding Exhibit or applicable law.

         5.3 Effect of Termination. Upon termination of the Publishing Agreement (in whole or in part), all rights granted to Publisher hereunder shall terminate with respect to the Service Area(s) that are subject to such termination. Without limiting the generality of the foregoing, Publisher (a) may use the QDB only on those issues of Primary Directories or authorized Secondary Directories published prior to termination of the Publishing Agreement, (b) shall not conduct any solicitation or any advertising or undertake any other publishing activities using the QDB or as the official publisher of the Service Area LEC with respect to any other Directory Products, and (c) shall remove the QDB (and any trademark, service mark, trade name or trade dress comprising or used in the QDB) from the World Wide Web sites of Publisher and any other publicly displayed non-tangible media. Notwithstanding the foregoing, in the event that termination is with respect to particular Service Area(s), (x) with respect to any World Wide Web sites of Publisher targeted primarily at users located in such terminated Service Area(s), Publisher shall remove the QDB (and all trademark, service mark, trade name and trade dress comprising or used in the QDB); and (y) with respect to any World Wide Web sites of Publisher targeted (in whole or in part) at users located outside such terminated Service Area(s), Publisher shall not be required to remove the QDB (and all trademark, service mark, trade name and trade dress comprising or used in the QDB) but shall clarify that it is no longer the official directory publisher with respect to such terminated Service Areas. Once all Primary Directories and Secondary Directories in tangible form that were published before termination have been distributed, Publisher shall (i) cease and desist from all display, reproduction and other use of the QDB, and all distribution, display, reproduction and other use of any material bearing any of the QDB; (ii) refrain from further use of or reference to itself as the official publisher of the Service Area LEC; (iii) not and Buyer shall not adopt or otherwise use anywhere in the world any trademark, service mark, trade name or trade dress confusingly similar to "Qwest," any trademark, service mark, trade name or trade dress comprising or used in the QDB, or any other

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trademark, service mark, trade name or trade dress of the Qwest Brand Parties;
and (iv) not use the QDB on or in connection with any Overlap Books covering the terminated Service Area. Sections 3.1.1 and 3.3 and Article 5 shall survive expiration or termination of the Publishing Agreement.

6.       DEXTER MARKS

         6.1 License Grant. Subject to the terms and conditions of this Agreement, Publisher hereby grants to QC and QCII a non-exclusive, non-transferable (except as provided in Section 9.6 of the Publishing Agreement), paid-up, worldwide right to use the trade names, trademarks and service marks of Publisher (collectively, "Publisher Marks") solely in connection with QC's and its Affiliates' advertising and marketing of products and services that relate to or refer to the Primary Directories or Secondary Directories of Publisher, provided that each type of use of the Publisher Marks will be pre-approved by Publisher in writing (such approval not to be unreasonably withheld or delayed) and in accordance with the usage guidelines generally used by Publisher.

         6.2 Reservation of Rights. QC and QCII are not granted a right to sublicense the Publisher Marks except as reasonably required to fulfill their obligations under the Publishing Agreement or in connection with QC's and its Affiliates' advertising and marketing of products and services that relate to or refer to the Primary Directories or Secondary Directories of Publisher, provided that all such uses of the Publisher Marks are for the benefit of QC, QCII and/or Publisher and are subject to the requirements of this Article 6. QC and QCII will, upon termination of this Agreement, discontinue all such use and display of the Publisher Marks; provided, however, that nothing herein shall require QC or QCII to collect or remove from distribution any use or display of Publisher Marks in tangible form commenced prior to termination of this Agreement or as otherwise agreed by the Parties, it being understood that QC and QCII shall remove the Publisher Marks from their World Wide Web sites and any other publicly displayed, non-tangible media. Publisher shall have the right (during and after the term of this Branding Exhibit) to monitor QC's and QCII's use of the Publisher Marks for quality control purposes to determine whether QC and QCII are complying with the requirements of this Article 6, and QC and QCII (as applicable) shall cooperate with such monitoring.

7.       COMPLIANCE

         Publisher acknowledges that Publisher's Affiliates (except Buyer) are not parties to this Branding Exhibit and that Publisher's Affiliates are not licensed hereunder (except to the extent they are sublicensed in accordance with Section 3.2.1). Publisher shall require Buyer and Publisher's other Affiliates not to use the QDB in any manner prohibited of Publisher and not to take any action that Publisher is prohibited from taking. Any act or omission of SGN or any of SGN's Affiliates with respect to the QDB shall constitute an act or omission of Buyer and SGN. Any act or omission of GPP or any of GPP's Affiliates with respect to the QDB shall constitute an act or omission of Buyer and GPP. Notwithstanding the foregoing, but without modification or limitation of Article 5, any act or omission of SGN or GPP (each a "Publisher Party") shall not constitute an act or omission of the other Publisher Party for purposes of assessing money damages.

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8.       OTHER RIGHTS NOT AFFECTED

         Notwithstanding anything to the contrary in this Branding Exhibit, the Parties expressly agree and acknowledge that nothing in this Branding Exhibit shall in any way limit the rights and remedies expressly set forth in the Transaction Documents and the other Commercial Agreements.

                              [Intentionally blank]

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

                              QCII ACKNOWLEDGEMENT

         To the extent that the QDB or the trademarks, service marks, trade names and trade dress of QCII comprising or used in the QDB are held by QCII, QCII hereby acknowledges and agrees to the grant to Publisher under this Branding Exhibit of the license and rights with respect to such QDB and trademarks, service marks, trade names and trade dress of QCII comprising or used in such QDB. Such license and rights shall apply with respect to the QDB as of the Effective Date and any other QDB authorized by QCII.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By    /s/ Yash Rana
    -------------------------
Name: Yash Rana
Title: Vice President

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

                                   SCHEDULE A
                            Qwest Directory Branding

                  White Pages Cover and Spine Follow This Page

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

                                   SCHEDULE A
                            Qwest Directory Branding

                  Yellow Pages Cover and Spine Follow This Page

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

                                   SCHEDULE A
                            Qwest Directory Branding

                        World Wide Web Follows This Page

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

                                   SCHEDULE B
                               Directory Products

GLOBE            AZ          CNCL BL-M        IA         L MNETNKA        MN
MOHAVE           AZ          DE MOIN-M        IA         MNPLS YLL        MN
SAFFORD          AZ          DE MOIN-V        IA         NW SUB AR        MN
WICKNBURG        AZ          DECORAH          IA         OWATONNA         MN
WINSLOW          AZ          DUBUQUE          IA         RED WING         MN
YUMA             AZ          FT MADSON        IA         ROCHSTR-M        MN
CASA GRND        AZ          IA FALLS         IA         S RVR SUB        MN
COCHISE          AZ          IA G L RG        IA         ST CROIX         MN
E VALLEY         AZ          IOWA CITY        IA         ST. CLD          MN
FLAGSTAFF        AZ          MASN CT-M        IA         ST. PAUL         MN
GTR NW VA        AZ          MRSHLTOWN        IA         ST. PETER        MN
GTR SW VA        AZ          MUSCATINE        IA         SWSUBAREA        MN
PAYSON           AZ          OTTUMWA          IA         TWN PORTS        MN
PHOENIX          AZ          QUAD CITY        IA         VIRGINIA         MN
PRESCOTT         AZ          SHNANDOAH        IA         WILLMAR-M        MN
TSN CNTRL        AZ          SIOUX CTY        IA         WINDOM           MN
TSN EAST         AZ          SIOUXL NO        IA         WINONA           MN
TSN NORTH        AZ          WATRLOO-M        IA         BILLINGS         MT
TUCSON           AZ          WBSTR CTY        IA         BOZEMAN          MT
ALAMOSA          CO          WSTRN SUB        IA         BUTTE            MT
GUNNISON         CO          BOISE            ID         E MONTANA        MT
SALIDA           CO          IDAHO FLS        ID         GLASGOW          MT
BRIGHTON         CO          LEWISTON         ID         GR FALS-M        MT
CANON CTY        CO          MALAD            ID         GR FALS-V        MT
CO SPRNGS        CO          MTN HOME         ID         HELENA           MT
CRAIG            CO          NAMPA CLD        ID         LEWISTOWN        MT
DURANGO          CO          PAYETTE          ID         MISSOULA         MT
FT COLLNS        CO          POCATELLO        ID         WILLISTON        ND
GRD JNCTN        CO          SODA SPGS        ID         BSMARCK-M        ND
GREELEY          CO          TWIN FLS         ID         DICKINSON        ND
LA JUNTA         CO          BEMIDJI          MN         FARGO            ND
LAMAR            CO          BRAINERD         MN         GRAFTON          ND
LEADVILLE        CO          FRGUS FLS        MN         GRND FRKS        ND
LIMONBURL        CO          GLENWOOD         MN         ND S-CNTL        ND
MONTROSE         CO          LITTL FLS        MN         WAHPETON         ND
N E COLO         CO          MINN N W         MN         ALLIANCE         NE
PUEBLO           CO          MN S W           MN         FREMONT          NE
WALSNBURG        CO          MORRIS           MN         GRD ISL-M        NE
SIOUXL SO        IA          SAUK CNTR        MN         GRD ISL-V        NE
STORM LK         IA          WADENA           MN         LINCOLN          NE
ALGONA           IA          AUSTIN           MN         N PLATT-M        NE
AMES             IA          BARNUM           MN         N PLATT-V        NE
ATLANTIC         IA          BUFFALO          MN         NORFOLK          NE
BOONE            IA          CHISHOLM         MN         OMAHA            NE
BURLINGTN        IA          DTROIT LK        MN         OMAHA SSW        NE
CARROLL          IA          E CENTRAL        MN         O'NEILL          NE
CDR RPD-M        IA          FOREST LK        MN         SIDNY KMB        NE
CLINTON          IA          GRD RAPDS        MN         ALAMOGRDO        NM

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

ARTESIA          NM          PORTLAND         OR         KITSAP           WA
CLOVIS           NM          ROSEBURG         OR         LONGVIEW         WA
FARMINGTN        NM          SALEM            OR         MOSES LAK        WA
GALLUP           NM          ST HELENS        OR         OKANOGAN         WA
LAS CRUCS        NM          TILLAMOOK        OR         OLYMPIA          WA
LAS VEGAS        NM          ABRDEEN-M        SD         PT ANGLES        WA
ROSWELL          NM          GLC LKS          SD         PT TWNSND        WA
SANTA FE         NM          NO HILLS         SD         PUYALLUP         WA
SLVR CITY        NM          RPD CTY-M        SD         SEATTLE          WA
SOCORRO          NM          SD S-CNTL        SD         SHELTON          WA
TUCUMCARI        NM          SIOUX F-M        SD         SO KING          WA
BEAVERTON        OR          SOU FLS-V        SD         SPOKANE          WA
TIGARD           OR          YANKTON          SD         TACOMA           WA
ALBANY           OR          EL PASO W        TX         TRI CITYS        WA
ASTORIA          OR          PRICE            UT         VANCOUVER        WA
BAKER            OR          BRIGHAM          UT         WALA WALA        WA
CENTOREGN        OR          HEBR CITY        UT         YAKIMA           WA
CLACKAMAS        OR          PROVO            UT         BIG HORN         WY
CORVALLIS        OR          S CENT UT        UT         CASPER           WY
EAST CNTY        OR          SUTHRN UT        UT         CHEYENNE         WY
EUGENE           OR          TOOELE           UT         EVANSTON         WY
FLORENCE         OR          WASATCH          UT         JACK HOLE        WY
GRANTS PS        OR          SNO CNTY         WA         LANDER           WY
HERMISTON        OR          ABERDEEN         WA         LARAMIE          WY
KLAMTH FL        OR          BELLINGHM        WA         NE WYOMNG        WY
MEDFORD          OR          CENTRALIA        WA         RAWLINS          WY
NEWPORT          OR          CLE ELUM         WA         ROCK SPGS        WY
PENDLETON        OR          G EASTSDE        WA

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

                                    EXHIBIT D
              PERFORMANCE DESCRIPTIONS FOR LIST LICENSE AGREEMENTS

Daily List Product:

Data reflects changes and additions from that day's customer listing orders.

Timing:

Subject to increased delays for a reasonable period of time while QC converts to a new software system, QC will deliver updates daily between 10pm and a reasonable time to be agreed on by the parties with ninety-seven percent (97%) on-time delivery.

QC will use commercially reasonable efforts to cure promptly any non on-time list delivery.

QC will deliver lists via FTP.

The cutoff date for changes for print publication purposes is White Pages close date, provided that Publisher will use commercially reasonable efforts to accommodate post White Pages close date changes in print.

Core Process:

QC will have at least one Publisher Account Manager as a point of contact for Publisher employees to contact regarding file delivery problems, file format/content disputes, error corrections and customer listing issues.

If Publisher notifies QC of errors in the data, QC will correct the errors in a reasonably timely manner (taking into consideration production schedules).

Format:

QC will continue to provide subscriber list and delivery information in the fields, format (i.e., lay-out of the fields) and form (i.e., manner that Publisher receives formats) that it provides to all other directory publishers. QC is currently converting to the "Directory Builder" software system licensed by Telcordia.

Notifications:

QC will provide at least thirty (30) days notice of changes to the fields, format or form.

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